As filed with the Securities and Exchange Commission on April 26, 2011

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THUNDER MOUNTAIN GOLD, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1040	91-1031015
(State of Incorporation)	(Primary Standard Industrial Code No.)	(IRS Employer Identification No.)

5248 W. Chinden Blvd.

Garden City, Idaho

208) 658-1037

(Address, Including Zip Code, and Telephone Number,
Including Area Code of Registrant’s Principal Executive Offices)

Eric T. Jones.
5248 W. Chinden Blvd.

Garden City, Idaho

(208) 658-1037

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

with copy to

Charles A. Cleveland, Esq.,

Suite 660, 316 West Boone Avenue, Spokane, WA 99201-2353
509.326.1029        509.326.1872(facsimile)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☑

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share	Proposed Aggregate Offering Price	Amount Of Registration Fee
Common Stock	7,676,271	$0.3255	2,498,626.21	290.09

Total	7,676,271	$$0.3255	$2,498,626.21	$290.09	(1,2,3)

(1)

All of the Registrant’s common stock, par value $0.0001 per share, offered hereby are being offered for the account of Selling Shareholders named in this Prospectus.  Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement will cover such indeterminate number of the Registrant’s common stock that may be issued with respect to share splits, share dividends and similar transactions.

(2)	Price per share shown is the average of the high and low prices as reported on the OTCQB on April 15, 2011.

(3)	Estimated solely for the purposes of computing the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated *******, 2011

THUNDER MOUNTAIN GOLD, INC.

A NEVADA CORPORATION

7,676,271 Shares of Common Stock

This Prospectus relates to the registration of  7,676,271 shares of common stock (the “Shares”) representing 28.42% of our current outstanding common stock.

We are registering these Shares to enable the Selling Shareholders to resell their Shares from time to time. The Shares are being registered pursuant to the requirements of an agreement among us and the Selling Shareholders, which requires us to register their Shares to permit them to sell the Shares from time to time in the public market.

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of  the Shares offered by this prospectus. The Selling Shareholders previously purchased the Shares pursuant to certain exemptions from registration.

The Shares covered by this prospectus may be offered or sold from time to time directly to purchasers or through agents, underwriters, brokers or dealers at prevailing market or privately negotiated prices and on other terms to be determined at the time of sale. See “Plan of Distribution.”

Our shares of common stock are traded on the Pink Sheets (the “OTCQB”) under the symbol “THMG” and on the TSX-Venture Exchange  (“TSX-V”) under the symbol "THM.” On March 25, 2011, the closing price of our common stock on the OTCBB was $0.27 per share and the closing price of our common stock on the TSX-V was  CDN$0.30

Investing in our common stock involves risks.  See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is *******, 2011

FORWARD LOOKING STATEMENTS

3

PROSPECTUS SUMMARY

4

RECENT DEVELOPMENTS

5

SUMMARY FINANCIAL DATA

6

RISK FACTORS

7

USE OF PROCEEDS

13

DILUTION

13

SELLING SHAREHOLDERS

14

PLAN OF DISTRIBUTION

17

OUR BUSINESS

20

PROPERTIES

21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

27

LEGAL PROCEEDINGS

31

MANAGEMENT

32

EXECUTIVE COMPENSATION

35

PRINCIPAL STOCKHOLDERS

37

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH MANAGEMENT AND PRINCIPAL SHAREHOLDERS

39

DESCRIPTION OF SECURITIES

40

EQUITY COMPENSATION PLAN INFORMATION

43

MARKET FOR COMMON EQUITY & RELATED STOCKHOLDER MATTERS

43

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

45

LEGAL MATTERS

48

EXPERTS

48

INTERESTS OF EXPERTS AND COUNSEL

48

INDEMNIFICATION OF DIRECTORS AND OFFICERS

48

WHERE YOU CAN FIND MORE INFORMATION

48

FINANCIAL STATEMENTS

49

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

71

Item 13.  Other Expenses of Issuance and Distribution.

71

Item 14.  Indemnification of Directors and Officers

71

Item 15.  Recent Sales of Unregistered Securities

71

Item 16.  Exhibits and Financial Statement Schedules

74

You should rely only on the information contained in this Prospectus.  We have not, and the selling security holder has not, authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not, and the selling security holder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus, “the Company,” “we,” “us” and “our” refer to Thunder Mountain Gold, Inc., a Nevada corporation, unless the context otherwise requires.

FORWARD LOOKING STATEMENTS

Cautionary Statement about Forward-Looking Statements

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of our management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as as “may,” “will,” “could,” “anticipate,” “believe,” “should,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will likely result,”, “occur” or “to be achieved”, “be taken”, “will continue,” or similar expressions identify forward-looking statements and are not statements of historical fact.

With respect to forward-looking statement and information contained in this prospectus, we have made assumptions regarding, among other things:

•

metals prices and price volatility;

•

costs of  exploration;

•

risks and hazards of mining exploration;

•

ability to secure sufficient financing to continue exploration;

•

remediation, reclamation, and environmental costs;

•

cash flow;

•

currency fluctuations and currency exchange regulations;

•

project development risks;

•

changes in, and compliance with, environmental laws and policies;

•

financial or regulatory accounting principles or policies imposed by governing bodies;

•

our ability to obtain financing for working capital, exploration costs and the repayment of any future maturing debt;

•

capital market conditions, including interest rate fluctuations and capital availability;

•

new federal, state and local laws that could have adverse effects on operating results;

•

legal and regulatory proceedings and issues;

•

the impact of any acquisitions or dispositions of  assets, entities, or mining properties;

•

employee workforce factors, including the loss of key executives; and

•

general political, economic and financial market conditions.

Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis including, without limitation, our examination of historical operating trends, data contained in records and other data available from third parties, but there can be no assurance that our expectations, beliefs or projections will be achieved or accomplished.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Operating Results” of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision

In this prospectus all references to “$” or “dollars” mean the U.S. dollar, and unless otherwise indicated all currency amounts in this prospectus are stated in U.S. dollars. All references to “Cdn.$” refer to the Canadian dollar. All financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are reported in U.S. dollars.

The Offering

Shares Offered	7,676,271 shares of Common Stock

Offering

The Selling Shareholders may offer their shares from time to time through one or more underwriters, brokers or dealers, on the OTC Bulletin Board at market prices prevailing at the time of sale, in one or more negotiated transactions at prices acceptable to the Selling Shareholders, or in private transactions. See “Plan of Distribution.”

Use of Proceeds	The proceeds from the sale of the shares covered by this prospectus will be received by the Selling Shareholders. See “Use of Proceeds.”

OTCQB Market Symbol	“THMG”

TSX-V Market Symbol	“THM”

Risk Factors	Investing in our securities involves risks. See “Risk Factors” beginning on page 10 for a discussion of factors that you should consider carefully before deciding to purchase our common stock.

Use of Proceeds

This is an offering by the Selling Shareholders of up to 7,676,271 shares of common stock.

Plan of Distribution

We will not receive any proceeds from the sale of 7,676,271 shares by the Selling Shareholders which they now own for their own, individual accounts.   We have prepared the registration statement of which this prospectus is a part, and we are paying the costs of the registration statement.  We are solely responsible for the content of the registration statement and of this prospectus.  We have not engaged an underwriter for the offering made by Selling Shareholders.  Selling Shareholders have advised us that none of them have engaged an underwriter for the offering.  We expect the individual Selling Shareholders to make their own decisions as to if and when to sell their shares and, in general, to place their respective shares in their individual accounts at their own securities broker-dealers and request the entry of sell orders against their stock positions.

Selling Shareholders may sell their shares in open market or block transactions or otherwise in accordance with the rules of the OTC Bulletin Board, or in private transactions, at prices related to the prevailing market prices or at negotiated prices.  Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from Selling Shareholders for whom such broker-dealers may act as agent or to whom they sell as principal or both.  Upon any sale of shares offered hereby, Selling Shareholders and participating broker-dealers or selling agents may be deemed to be "underwriters" as that term is defined in the Securities Act, in which event any discounts, concessions or commissions they receive, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

Minimum Number of Shares to Be Sold in This Offering

No minimum number.

Common Stock Outstanding

27,001,740 shares of our common stock are issued and outstanding as of March  25, 2011.

Our Address and Telephone Number

Our principal address is 5248 Chinden, Boise, Idaho 83714, and our telephone number is (208) 658-1037. The address of our web site is www.thundermountaingold.com. The information contained on our website is not a part of this Prospectus.

RECENT DEVELOPMENTS

Newmont Mining Exploration Agreement

Effective March 21, 2011, we entered into a Minerals Lease and Agreement with Newmont Mining Corporation that will advance our Trout Creek Project located in Lander County, Nevada. The agreement expands our exploration area by adding 9,565 leased acres to our existing  60 unpatented mining claims (1,200 acres) staked in 2007,  The Agreement also provides us additional geophysical information, as well as geochemical and drill data from previous Newmont exploration projects on the properties.  Under the terms of the Agreement, we are responsible for conducting the exploration program and obligated to expend a minimum of $150,000 over the next two years, with additional expenditures possible in future years

SUMMARY FINANCIAL DATA

The following table provides summary historical financial and operating data for the periods indicated. You should read this information in conjunction with ”Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our financial statements and the related notes incorporated by reference into this prospectus.

Summary Balance Sheet

Thunder Mountain Gold, Inc.
(An Exploration Stage Company)
Consolidated Balance Sheet Comparison
December 31,2006 through 2010

	2010	2009	2008	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$298,232	$ 266,207	$ 203,133	$ 499,777	$ 1,054,927
Prepaid expenses and other assets	23,118	61,067	36,991	2,987	1,544
Federal and State Income Tax refunds receivable	-	-	-	194,581	107,439
Total current assets	321,350	327,274	240,124	697,345	1,163,910

Investments (Non-Current)	-	-	-	1,565	1,565

Property, plant, equipment, and mining claims:
South Mountain Mines property	357,497	357,497	357,497	357,497	-
Plant and equipment, net	23,109	35,536	57,851	52,197	31,781
Mining properties and claims	59,930	49,030	19,500	-	-
Total property, plant, equipment and mining leaseholds	440,536	442,063	434,848	409,694	31,781

Deferred financing costs	172,653	-	-	-	-
Total assets	$ 934,539	$ 769,337	$ 674,972	$1,108,604	$1,197,256

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$52,617	$ 53,895	$ 73,144	$ 15,358	$ 8,035
Accounts payable and interest – related party	-	13,408	-	-	-
Deferred salaries	-	21,000	-	-	-
Convertible related party note payable	-	32,300	-	-	-
Note payable	-	50,000	-	-	-
Total current liabilities	52,617	170,603	73,144	15,358	8,035

Long-term liabilities:
Warrant Liabilities	1,589,171
Total liabilities	1,641,788

Stockholders' equity (deficit):
Preferred stock; $0.0001 par value, 5,000,000
shares authorized; no shares issued or outstanding	-	-	-	-	-
Common stock; $0.05 par value, 12,000,000 shares authorized; 11,929,580 and 8,069,327 shares issued and outstanding	-	-	-	596,479	403,466
Common stock; $0.001 par value, 200,000,000 shares authorized; 27,001,740, 18,583,469 and 14,764,580
shares issued and outstanding, respectively	27,002	18,584	14,765	-	-
Additional paid-in capital	2,452,644	2,115,523	1,561,492	422,728	319,007
Less: 11,700 shares of treasury stock, at cost	(24,200)	(24,200)	(24,200)	(24,200)	(24,200)
Deficit accumulated prior to 1991	(212,793)	(212,793)	(212,793)	(212,793)	(212,793)
Accumulated deficit during the exploration stage	(2,949,902)	(1,298,380)	(737,436)	311,032	703,741
Total stockholders’ equity (deficit)	(707,249)	598,734	601,828	1,093,246	1,189,221
Total liabilities and stockholders' equity (deficit)	$ 934,539	$ 769,337	$ 674,972	$ 1,108,604	$ 1,197,256

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the risks described below as well as the other information contained in this prospectus before deciding to purchase any shares of our common stock. Our business, operations, and financial condition are subject to various risks. This is particularly true since we are in the business of conducting exploration for minerals. In addition, the trading price of our common stock could decline due to any of these risks and you might lose all or part of your investment. We urge you to consider the following risk factors:

Risks Related to Our Business

We have no income and resources and we expect losses to continue for at least the next three years.

Our only continuing source of funds is through sales of equity positions received from investors, which may not be sufficient to sustain our operations. Any additional funds required would have to come from the issuance of debt or the sale of our common stock. There is no guarantee that funds would be available from either source. If we are unsuccessful in raising additional funds, we will not be able to develop our properties and will be forced to liquidate assets.

We have never earned revenues and we have never been profitable.  Prior to completing exploration on our mineral properties, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  If we are unable to generate financing to continue the exploration of our mineral properties, we will fail and you will lose your entire investment.

We have no proven reserves.

No proven reserves have been discovered at any of the exploration properties where we have mineral rights.  Although we have geological reports and assay reports that indicate possible mineralized material on South Mountain and our other properties, the probability of any of the exploration properties ever having reserves that are commercially viable is remote.  The failure to locate proved reserves at the exploration properties we own would render those properties valueless.  If those mineral rights are found to be valueless, or if we run out of funds prior to discovering proved reserves at these locations, then we may have to cease operations, which would impair the value of our common stock to the point investors may lose their entire investment.

We will likely need to raise additional capital to continue our mineral exploration activities, and if we fail to obtain the capital necessary to fund our mineral exploration activities, we will be unable to continue our exploration efforts and may have to cease operations.

At December 31, 2010, we had cash and cash equivalents of $298,000. To date we have relied on recent private placement financings in order to fund exploration of our properties and to pursue additional exploration at other mineral properties. While our financing requirements may be reduced if we successfully extract valuable minerals, any impairment in our ability to raise additional funds through financings would reduce the available funds for the exploration of the properties, including additional exploration activities, with the result that our plan of operations may be adversely affected and potential recoveries reduced or delayed.  We believe we currently have working capital to meet our current operating and capital requirements for the next 12 months. However, we have based this estimate on assumptions that may prove to be wrong, and we cannot assure that estimates and assumptions will remain unchanged. For the year ended December 31, 2010 net cash used for operating activities was $1,127,142.  Our future liquidity and capital requirements will depend on many factors, including timing, cost and progress of our exploration efforts, our evaluation of, and decisions with respect to, our strategic alternatives, and costs associated with the regulatory approvals. If it turns out that we do not have enough money to complete our exploration programs, we will try to raise additional funds from public offerings, private placements or loans.

We know that additional financing will be required in the future to fund our planned operations. We do not know whether additional financing will be available when needed or on acceptable terms, if at all. If we are unable to raise additional financing when necessary, we may have to delay our exploration efforts or any property acquisitions or be forced to cease operations. Collaborative arrangements may require us to relinquish our rights to certain of our mining claims.

We have a history of net losses. We expect to continue to incur net losses, and we may not achieve or maintain profitability. Independent auditors have expressed substantial uncertainties for our ability to continue as a going concern

We have incurred net losses each year since 2006, including net losses of approximately $1,651,522 for the year ended December 31, 2010, $560,944 for the year ended December 31, 2009; and $1,047,983 for the year ended December 31, 2008. As of December 31, 2010, we had an accumulated deficit of $2,949,902 and total stockholders’ deficit of $707,249 as of

December 31, 2010.  Based upon current plans, we expect to incur operating losses in future periods. This will happen because our exploration costs are greater than nonexistent revenue. The presence and size of these potential net losses will depend, in part, on the rate of growth, if any, in our ability to generate revenues and on the level of our expenses. The time required to reach profitability is highly uncertain. We may not achieve profitability on a sustained basis, if at all. Even if we do increase our revenues and achieve profitability, we may not be able to sustain profitability. Continued failure to generate revenues could cause us to go out of business.

Our financial statements for the year ended December 31, 2010, were audited by our independent registered accountants, whose report includes an explanatory paragraph stating that the financial statements have been prepared assuming we will continue as a going concern and that we have incurred operating losses since inception which raises substantial doubt about our ability to continue as a going concern.

Our plans for our continuation as a going concern include financing our operations through sales of unregistered common stock and the exercising of stock options by our officers, directors and originators. If we are not successful with our plans, equity holders could then lose all or a substantial portion of their investment.

If our costs of exploration are greater than anticipated, then we will not be able to complete our planned exploration programs for our mineral claims without additional financing, of which there is no assurance that we would be able to obtain.

We are proceeding with the initial stages of exploration on our mineral properties.  We have prepared budgets for our exploration programs.  However, there is no assurance that our actual costs will not exceed the budgeted costs.  Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies during the summer exploration season, unanticipated problems in completing the exploration programs and delays experienced in completing the exploration program.  Increases in exploration costs could result in us not being able to carry out our exploration programs without additional financing.  There is no assurance that we would be able to obtain additional financing in this event.

Our exploration efforts may be adversely affected by metals price volatility causing us to cease exploration efforts.

We are proceeding with the initial stages of exploration on our mineral properties.  We have no earnings. However, the success of any exploration efforts is derived from the price of metal prices that are affected by numerous factors including: 1) expectations for inflation; 2) investor speculative activities; 3) relative exchange rate of the U.S. dollar to other currencies; 4) global and regional demand and production; 5) global and regional political and economic conditions; and 6) production costs in major producing regions. These factors are beyond our control and are impossible for us to predict.

There is no guarantee that current favorable prices for metals and other commodities will be sustained. If the market prices for these commodities fall we may temporarily suspend or cease exploration efforts.

If prices for metals, including gold, silver, zinc, copper and lead, decline, we may not be able to raise any additional financing required to fund our exploration activities in our mineral properties or achieve an adequate return for our shareholders.

Our ability to raise financing to fund our exploration activities and, if warranted, development of our mineral properties will be significantly affected by changes in the market price of gold, silver, copper, zinc and lead.  The price of such metals is determined based on world demand, supply and other factors, all of which are beyond our control.  World prices for metals have fluctuated widely in recent years and particularly in recent months.  Future significant price declines could cause investors to be unprepared to finance exploration of mineral properties, with the result that we may not have sufficient financing with which to fund our exploration activities.  In this event, we may not be able to carry out planned exploration activities and, if warranted, development of our mineral properties with the result that we may not be able to continue our plan of operations.

If we are able to establish commercially mineable reserves, we must be able to successfully market our natural resources to prospective buyers.  The marketability and price of natural resources which we may acquire or discover will be affected by numerous factors beyond our control.  Government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of natural resources and environmental protection are all factors which may affect the marketability and price of natural resources.  The exact effect of these factors cannot be accurately predicted, but any one or a combination of these factors could result in our ability to achieve an adequate return for our shareholders.

Our mineral exploration efforts are highly speculative and may not be successful: if we are unable to achieve projected mineral recoveries from our exploration activities at our properties, then our financial condition will be adversely affected and we will have less cash with which to pursue our operations.

We are in the initial stages of exploration activities on our mineral properties We have no way to evaluate the likelihood of successfully establishing commercially exploitable mineral reserves on our mineral properties. Our objective is to recover minerals from exploration activities to help offset the cost of those exploration activities.  We may not find commercially exploitable reserves of gold or other valuable minerals in any of our mineral properties. As we have not established any reserves on these properties, there is no assurance that actual recoveries of minerals from material excavated during the exploration activities will equal or exceed our exploration costs. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  Mineral exploration involves many risks and often does not produce positive results

Even if we find a valuable mineral deposit, it may be three years or more before production is possible because of the need for additional detailed exploration, pre-production studies, permitting, financing, construction and start up. During that time, it may become economically unfeasible to produce those minerals. Establishing ore reserves requires us to make substantial capital expenditures and, in the case of new properties, to construct mining and processing facilities. As a result of these costs and uncertainties, we will not be able to develop any potentially economic mineral deposits.  If our mineral recoveries are less than projected, then our mineral sales will be less than anticipated and may not equal or exceed the cost of exploration and recovery in which case our operating results and financial condition will be adversely affected. In such a case, we would be unable to complete our  business plan.

There are differences in U.S. and Canadian practices for reporting reserves and resources.

We are a reporting issuer in Canada and report under Canadian reporting standards outside the United States. Our disclosure outside the United States differs from the disclosure contained in our SEC filings. We generally furnish our disclosure released outside the United States with the SEC as Regulation FD disclosure.  Our reserve and resource estimates disseminated outside the United States are not directly comparable to those made in filings subject to SEC reporting and disclosure requirements, as we generally report reserves and resources in accordance with Canadian practices. These practices are different from the practices used to report reserve and resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred resources, which are generally not permitted in disclosure filed with the SEC. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report “resources” as in place tonnage and grade without reference to unit measures.

Accordingly, information concerning descriptions of mineralization, reserves and resources contained in disclosure released outside the United States, or in the documents incorporated herein by reference, may not be comparable to information made public by other United States companies subject to the reporting and disclosure requirements of the SEC.

We face strong competition from other mining companies for the acquisition of new properties.

The mineral exploration industry is intensely competitive in all of its phases.  Competition includes large established exploration companies with substantial capabilities and with greater financial and technical resources than we have. More specifically, we actively compete for acquisitions, leases, licenses, concessions, claims, skilled industry personnel and other related interests with a substantial number of other companies.  Our ability to successfully bid on and acquire additional property rights to participate in opportunities and to identify and enter into commercial arrangements with other parties will be dependent upon developing and maintaining close working relationships with our future industry partners and joint operators and our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment As a result of this competition, we may be unable to acquire additional attractive properties or financing on terms we consider acceptable.  We also compete with other exploration companies in the recruitment and retention of qualified managerial and technical employees.  If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down, suspended, or cease altogether.  If we were to cease operations our investors would lose their entire investment.  In addition, there is a limited supply of desirable mineral lands available in the United States or elsewhere where we would consider conducting exploration activities. Because we face strong competition for new properties from other exploration and mining companies, some of whom have greater financial resources than we do, we may be unable to acquire attractive new mining properties on terms that we consider acceptable.

Mining Exploration Activities are inherently hazardous or adverse operating conditions.

Mining exploration activities involve a number of risks and hazards incidental to the exploration for minerals including: 1) environmental hazards; 2) political and country risks; 3) exploration accidents; 4) labor disputes; 5) unusual or unexpected geologic formations; 6) high wall failures, cave-ins or explosive rock failures, and; 7) flooding and periodic interruptions due to inclement or hazardous weather conditions.  Such risks could result in: 1) damage to or destruction of mineral properties or producing facilities; 2) personal injury; 3) environmental damage; 4) delays in exploration efforts; 5) monetary losses, and; 6) legal liability.

We have no insurance against any of these risks. The occurrence of any of these events could cause a substantial delay in the exploration of minerals or could reduce the amount of gold, silver, copper or other minerals that we may be able to recover, with the result that our ability to achieve recoveries from sales of the minerals and to sustain operations would be adversely impacted.  Adverse operating conditions may also cause our operating costs to increase. To the extent we are subject to environmental liabilities, we would have to pay for these liabilities. Moreover, in the event that we ever become an operator of a mine, and unable to fully pay for the cost of remedying an environmental problem, should they occur, we might be required to suspend operations or enter into other interim compliance measures.

If we discover commercial reserves of precious metals on any of our mineral properties, we can provide no assurance that we will be able to successfully advance our Mineral claims into commercial production.

Our mineral properties do not contain any known bodies of ore.  If our exploration programs are successful in establishing ore of commercial tonnage and grade on any of our mineral properties, then we will require additional funds in order to advance the mineral properties into commercial production.  In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible, and you may lose your entire investment.

Because we are small and do not have much capital, we must limit our exploration. This may prevent us from realizing any revenues, thus reducing the value of the stock and you may lose your investment as a result.

Because our Company is small and does not have much capital, we must limit the time and money we expend on exploration of interests in our properties. In particular, we may not be able to: 1) devote the time we would like to exploring our properties; 2) spend as much money as we would like to exploring our properties; 3) rent the quality of equipment or hire the contractors we would like to have for exploration; and 4) have the number of people working on our properties that we would like to have.  By limiting our operations, it may take longer to explore our properties. There are other larger exploration companies that could and may spend more time and money exploring the properties that we have acquired.

We will have to suspend our exploration plans if we do not have access to all the supplies and materials we need.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, like dynamite, and equipment like bulldozers, drill rigs, and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after we have conducted preliminary exploration activities on our properties. If we cannot find the products and equipment we need in a timely manner, we will have to delay or suspend our exploration plans until we do find the products and equipment we need.

If we do not find a joint venture partner for the continued exploration of our mineral properties, then we may not be able to advance the exploration work.

We may try to enter into joint venture agreements with potential partners for the further exploration and possible production of our mineral properties, particularly where we believe drilling of a mineral claim is warranted.  We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a partner.  The possible partner could have a limited ability to enter into joint venture agreements with junior exploration programs and will seek the junior exploration companies who have the properties that they deem to be the most attractive in terms of potential return and investment cost.  In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mineral properties to the joint venture partner.  If we are unable to enter into a joint venture agreement with a partner, then we may not be able to complete certain exploration work on certain of our properties, including planned drilling.

We face substantial governmental regulation and environmental risks, which could prevent us from exploring or developing our properties.

Our business is subject to extensive federal, state and local laws and regulations governing development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters. New legislation and regulations may be adopted at any time that results in additional operating expense, capital expenditures or restrictions and delays in the exploration, mining, production or development of our properties.

At this time, we have no specific financial obligations for environmental costs. Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities. Once we undertake any trenching or drilling activities, a reclamation bond and a permit will be required under applicable laws. Currently, we have no obligations for financial assurances of any kind, and are unable to undertake any trenching, drilling, or development on any of our properties until we obtain financial assurances pursuant to applicable regulations to cover potential liabilities.

The adoption of stricter environmental legislation governing our mineral properties or failure to comply with environmental legislation could increase our costs of exploring and, if warranted, developing these properties and could delay these activities.

We must comply with applicable environmental legislation in carrying out our exploration and, if warranted, development of our mining properties.  All phases of the natural resources business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions and national, provincial and local laws and regulations.  Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with operations.  The legislation also requires that facility sites and mines be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities.  Compliance with such legislation can require significant expenditures, and a breach may result in the imposition of fines and penalties, some of which may be material.  Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs.  The discharge of tailings or other pollutants into the air, soil or water may give rise to liabilities to third parties and may require us to incur costs to remedy such discharge.  No assurance can be given that environmental laws will not result in a curtailment of production or a material increase in the costs of production, development or exploration activities or otherwise adversely affect our financial condition, results of operations or prospects.

The presence of unknown environmental hazards on our mineral properties may result in significant unanticipated compliance and reclamation costs that may increase our costs of exploring and, if warranted, developing our mineral properties.

Environmental hazards may exist on our mineral properties which are unknown to us at present and which have been caused by previous or existing owners or operators of the properties.  The presence of such environmental hazards may result in us being required to comply with environmental reclamation, closure and other requirements that may involve significant costs and other liabilities.  In particular, our operations and exploration activities are subject to United States federal and applicable state laws and regulations governing protection of the environment.  These laws are continually changing and, in general, are becoming more restrictive.

If we fail to maintain an effective system of internal controls, we may not be able to detect fraud or report our financial results accurately, which could harm our business and we could be subject to regulatory scrutiny.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), we are required to perform an evaluation of our internal controls over financial reporting. We have prepared an internal plan of action for compliance with the requirements of Section 404, and have completed our effectiveness evaluation. We have reported two material weaknesses in our internal controls over financial reporting, and we cannot guarantee that we will not have any material weaknesses as reported by our independent registered public accounting firm. Compliance with the requirements of Section 404 is expected to be expensive and time-consuming. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

If we were to lose the services of E. James Collord or other members of our management team, we may be delayed in our plan of operations and our operating expenses may be increased.

Our success is dependent upon the performance of key personnel working in management, supervisory and administrative capacities.  These personnel include E. James Collord, who is our President and Chief Executive Officer, G. Peter Parsley, who is our Vice President of Exploration, and Eric T. Jones who is our C.F.O.  We do not maintain life insurance or key man insurance for such personnel.  The loss of the services of senior management or key personnel may result in us being required to identify and engage qualified management personnel who are capable of managing our business activities.  We may be delayed in the implementation of our plan of operations and our operating expenses may be increased if we were to lose the services of senior management or key personnel.

Risks Related to Our Common Stock, Preferred Stock, and Our Warrants

Our outstanding options and warrants may have an adverse effect on the market price of common stock and make it more difficult to obtain future financing.

Prior to the date of this Prospectus, as a result of past private placements of securities, we had warrants to purchase up to 7,313,271 shares of common stock issued and outstanding. On May 25, 2010, our Board of Directors adopted a Stock Option Plan.  In connection with our Stock Option Plan our directors on August 24, 2010, issued options to purchase 2,000,000 shares of common stock to our officers, directors, and certain advisors, which will become exercisable only upon ratification of our

Stock Option Plan by shareholders and the TSX-V, at an exercise price of $0.27 per share.  The common stock available for issuance under the Stock Option Plan increases automatically with increases in the total number of Shares outstanding.

The sale or even the possibility of sale of the shares of common stock underlying the warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

Exercise of outstanding Finders’ Warrants would result in dilution to our shareholders and might have an adverse effect on the market price of our common stock.

An aggregate of 475,000 Finders’ Warrants issued to Haywood Securities Inc. and Bolder Investment Partners, Ltd. as partial consideration for their role as Finders in connection with a private placement offering of Units which closed in September, 2010. The Finders’ Warrants are currently exercisable at any time on or before September 22, 2011 at a price of CDN$0.20 per common share, at any time thereafter on or before September 22, 2012 at a price of CDN$0.25 per common share, and at any time thereafter on or September 22, 2013 at a price of CDN$0.30 per common share. If these warrants are exercised, there would be an additional 475,000 shares of common stock outstanding. These warrants would only be exercised if the market price of our common stock exceeds the applicable per share exercise price. Exercise of these warrants will result in dilution to our stockholders, which could cause the market price of our common stock to decline.

We could issue “blank check” preferred stock without shareholder approval with the effect of diluting then current shareholder interests and impairing their voting rights.

Our Certificate of Incorporation authorizes us to issue up to 5,000,000 shares of "blank check" preferred stock. None has ever been issued. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of warrants and/or common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of warrants and/or common stock.

The market price for our common stock may be particularly volatile given our small and thinly traded public float, and limited operating history.

Our common stock is not currently listed on a U.S. national securities exchange. Our common stock currently trades in interdealer and over-the-counter transactions, and price quotations have been available in the "pink quote" under the symbol "THMG".  Our common stock also is listed on the TSX-V under the symbol “THM”. The market for our common stock has been relatively illiquid and characterized by significant price volatility when compared to more seasoned issuers. We expect that our share price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price may be attributable to a number of factors. For example, as noted above, our common stock is sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock is sold in the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. In addition, we are a speculative or "risky" investment due to status as an exploration company without proven or probable reserves. As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares in the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors will be beyond our control and may decrease the market price of our common stock, regardless of our operating performance. Moreover, if you purchase shares in the Offering, you will pay a price that will be determined by reference to the closing price of our common stock on the OTCQB or the “pink quote on the pricing date after taking into account prevailing market conditions and other factors, including estimates of our business potential, an assessment of our management and properties, and consideration of the above factors in relation to market valuation of companies in related businesses.

We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain market prices at or near the offering price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•

quarterly variations in our cash and cash equivalents, if any, and exploration  expenses;

•

volatility in metal prices;

•

announcements of news by us;

•

the operating and stock price performance of other companies that investors may deem comparable to us; and ,

•

news reports relating to trends in our markets or general economic conditions.

Stock markets have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

Our stock price is likely to be below $5.00 per share and is currently a "penny stock" which will place restrictions on broker-dealers recommending the stock for purchase.

Our common stock is defined as a “penny stock" under the Securities Exchange Act of 1934, and its rules. The SEC has adopted regulations that define "penny stock" to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. If our common stock becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock, if such trading market should occur. As a result, fewer broker-dealers are willing to make a market in our stock. You would then be unable to resell our shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Shares by the Selling Shareholders.

We estimate we will spend approximately $15,000 in registering the Shares.

DILUTION

The common stock to be sold by the Selling Shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The following table details the name of each selling shareholder, the number of shares owned by such Selling Shareholders and the number of shares that may be offered by such Selling Shareholders for resale under this prospectus. Each Selling Stockholder purchased the securities registered hereunder. Except for Frank Stronach, David Taylor and David Elliott, none of the Selling Shareholders are affiliates of broker-dealers. Frank Stronach, David Taylor and David Elliott are affiliates of Haywood Securities, Inc., a Canadian Broker-Dealer. None of the other Selling Shareholders have  had any material relationship with us within the past three years.

The following table is based on 27,001,740 shares outstanding as of December 31, 2010.

None of these shares are being offered by directors, officers or principal shareholders.

	Common stock Owned Prior to Offering		Maximum Number of Common Shares to be Sold Pursuant to this Prospectus (1)	Common stock Owned After Offering
Name of Selling Shareholder	Number	Percent		Number	Percent

Frank Stronach [1]	50,000	0.185	50,000	Nil	Nil
David Taylor [1]	50,000	0.185	50,000	Nil	Nil
Halcorp Capital Inc.[2]	200,000	0.741	200,000	Nil	Nil
Patricia Saunders	250,000	0.926	250,000	Nil	Nil
Millerd Holdings Ltd. [3]	500,000	1.85	500,000	Nil	Nil
Terry Evancio	100,000	0.37	100,000	Nil	Nil
Laurence Guichon	100,000	0.37	100,000	Nil	Nil
Timothy Turyk	100,000	0.37	100,000	Nil	Nil
John Day	50,000	0.185	50,000	Nil	Nil
Ed McKim	50,000	0.185	50,000	Nil	Nil
Trafalgar 1805 Ltd. [4]	100,000	0.37	100,000	Nil	Nil
Virginia Clarke	50,000	0.185	50,000	Nil	Nil
Matthew Clarke	50,000	0.185	50,000	Nil	Nil
Giles Clarke	50,000	0.185	50,000	Nil	Nil
Aeneas MaCkay Millenium Trust [5]	50,000	0.185	50,000	Nil	Nil
Batell Investments Ltd. [6]	50,000	0.185	50,000	Nil	Nil
David Elliott [1]	250,000	0.926	250,000	Nil	Nil
David Shepherd	100,000	0.37	100,000	Nil	Nil
Kerry Smith	250,000	0.926	250,000	Nil	Nil
Dragon Equities Ltd. [7]	150,000	0.555	150,000	Nil	Nil
Datmix Investments Ltd. [8]	150,000	0.555	150,000	Nil	Nil
Platoro Investments Ltd. [9]	225,000	0.833	225,000	Nil	Nil
Jean Williams	50,000	0.185	50,000	Nil	Nil
Gold Equities Holdings Ltd. [10]	50,000	0.185	50,000	Nil	Nil
David Rankin	25,000	0.092	25,000	Nil	Nil
Paul Amundson	25,000	0.092	25,000	Nil	Nil
Andrew Williams	75,000	0.278	75,000	Nil	Nil
Lisa Stefani	75,000	0.278	75,000	Nil	Nil
Chelmer Investments Corp. [11]	50,000	0.185	50,000	Nil	Nil
Peter Hemstead	50,000	0.185	50,000	Nil	Nil
SOTET Capital [12]	75,000	0.278	75,000	Nil	Nil
Private Pension - David Kenworth	37,500	0.139	37,500	Nil	Nil
Private Pension - Mary Kenworth	37,500	0.139	37,500	Nil	Nil
Caroline Gallagher	37,500	0.139	37,500	Nil	Nil
Andrew Colquhoun	37,500	0.139	37,500	Nil	Nil
Leonard Rawcliffe	37,500	0.139	37,500	Nil	Nil
Mark H. Hamilton	37,500	0.139	37,500	Nil	Nil
Gillian Gardiner	37,500	0.139	37,500	Nil	Nil
Roger Hardaker	100,000	0.37	100,000	Nil	Nil
Anthony Cowburn	37,500	0.139	37,500	Nil	Nil
Private Pension - Simon Sharpe	37,500	0.139	37,500	Nil	Nil
Private Pension - Peter Isaacs	50,000	0.185	50,000	Nil	Nil
David Hamilton	37,500	0.139	37,500	Nil	Nil
Private Pension - Karen Smith	25,000	0.092	25,000	Nil	Nil
Pilling & Co [13]	375,000	1.388	375,000	Nil	Nil
C.J. Beverly SOPP	37,500	0.139	37,500	Nil	Nil

Paul Laity	37,500	0.139	37,500	Nil	Nil
Lamond Investments [14]	150,000	0.555	150,000	Nil	Nil
Ian McAvity	75,000	0.278	75,000	Nil	Nil
Bill Deasy	634,441	2.35	634,441	Nil	Nil
Jerry Beto	51,830	0.192	51,830	Nil	Nil
Bob Bishop	300,000	1.11	300,000	Nil	Nil
Norm Burmeister	100,000	0.37	100,000	Nil	Nil
Ed Fisher	15,000	0.055	15,000	Nil	Nil
Scott Gibson	100,000	0.37	100,000	Nil	Nil
David Elliott – RRSA Accounts	250,000	0.926	250,000	Nil	Nil
David Shepard – RRSA Accounts	100,000	0.37	100,000	Nil	Nil
Kerry Smith RRSA Accounts	250,000	0.926	250,000	Nil	Nil
Ronald W. Guill	1,250,000	4.63	1,250,000	Nil	Nil
Total	7,676,271	28.42	7,676,271

*          Less than 1%.

None of the Selling Shareholders file any reports under the Exchange Act.  None of the Selling Shareholders are registered investment advisers under the 1940 Act or a registered broker-dealers.  The Selling Shareholders have represented they have no agreement or understandings, directly or indirectly, with any person to distribute our securities, as of the time of their purchase of the Shares and have not entered into any agreements or understandings, directly or indirectly, with any person to distribute our securities since their purchases of the Shares.

[1]

David Elliott, David Taylor and Frank Stronach are principals in the firm of Haywood Securities, Inc. (“Haywood”), a British Columbia company and Canadian broker-dealer. The principal address of Haywood is 2000-400 Burrard Street, Vancouver, BC V6C 3A6. David Elliott and Frank Stronach are the natural persons who exercise voting power over Haywood. Haywood is not a natural person. Haywood does not file any reports under the Exchange Act. Haywood is not a majority subsidiary of a reporting Company under the Exchange Act. Haywood is not a registered investment adviser under the 1940 Act or a registered broker-dealer in the United States.

[2]

Halcorp Capital Inc. is a Alberta Corporation. The principal address of Halcorp Capital is 7928 Rowland Road, Edmonton, AB T6A 3W1. Halcorp Capital Inc. does not file any reports under the Exchange Act. Michael Halvorson is the individual that exercises voting and investment power on behalf of Halcorp Capital Inc.

[3]

Millerd Holdings Ltd. is a British Columbia Corporation. The principal address of Millerd Holdings Ltd. is 833 West 3rd St, North Vancouver, BC V7P 3K7. Millerd Holdings Ltd. does not file any reports under the Exchange Act. Don Millerd is the individual that exercises voting and investment power on behalf of Millerd Holdings Ltd.

[4]

Trafalgar 1805 Ltd. is a United Kingdom Corporation. The principal address of Trafalgar 1805 Ltd. is 90 Jermyn St., London, UK SW1Y 6JD.  Trafalgar 1805 Ltd. does not file any reports under the Exchange Act. Henry Clarke is the individual that exercises voting and investment power on behalf of Trafalgar 1805 Ltd.

[5]

Aeneas MaCkay Millenium Trust is a Trust organized under the province of Monaco.  The principal address of Aenas MaCkay Millenium Trust is C/O BP 167 17 Ave De La Costa, Monte Carlo, Monaco 98003. The Aeneas MaCkay Millenium Trust does not file any reports under the Exchange Act. Aeneas Mackay is the Trustee and individual that exercises voting and investment power on behalf of the Aeneas MaCkay Millenium Trust.

[6]

Batell Investments Ltd. is a British Columbia Corporation. The principal address of Batell Investments Ltd. is 3999 40th St, Delta, BC V4K 3N2. Batell Investments Ltd. does not file any reports under the Exchange Act. Ken Bates and David Elliott is the individual that exercises voting and investment power on behalf of Batell Investments Ltd.

[7]

Dragon Equities Ltd. is a England and Wales Corporation. The principal address of Dragon Equities Ltd. is 22 Grosvenor Square, London, UK W1K 6LF.  Dragon Equities Ltd. does not file any reports under the Exchange Act. Anthony Williams  is the individual that exercises voting and investment power on behalf of Dragon Equities Ltd.

[8]

Datmix Investments Ltd. is a British Virgin Island Corporation. The principal address of Datmix Investments Ltd. is Herrengasse 2, PO Box 562, FL-9490 Vaduz, Liechtenstein. Datmix Investments Ltd. does not file any reports under the Exchange Act. Margrith Burer is the individual that exercises voting and investment power on behalf of Datmix Investments Ltd.

[9]

Platoro Investments Ltd. is a Seychelles Corporation. The principal address of Platoro Investments Ltd. is 303 Aarti Chambers, Mont Fleuri, PO Box 983, Victoria Mahe, Seychelles. Platoro Investments Ltd. does not file any reports under the Exchange Act. Benjamin Lee and Jordan Eliseo is the individual that exercises voting and investment power on behalf of Platoro Investments Ltd

[10]

Gold Equities Holdings Ltd. is a British Virgin Island Corporation. The principal address of Gold Equities Holdings Ltd is Herrengasse 2, PO Box 562, FL-9490 Vaduz, Liechtenstein. Gold Equities Holdings Ltd. does not file any reports under the Exchange Act. Margirth Burer is the individual that exercises voting and investment power on behalf of Gold Equities Holdings Ltd.

[11]

Chelmer Investments Corp. is a British Columbia Corporation. The principal address of Chelmer Investments Corp. is 2717 West 29th Ave., Vancouver, BC V6L 1X8. Chelmer Investments Corp. does not file any reports under the Exchange Act. Darren Divine is the individual that exercises voting and investment power on behalf of Gold Equities Holdings Ltd.

[12]

SOTET Capital is a British Columbia Corporation. The principal address of SOTET Capital is 21985 86A Ave., Fort Langley, BC V1M 3S7. SOTET Capital does not file any reports under the Exchange Act. Stephen Stanley is the individual that exercises voting and investment power on behalf of SOTET Capital.

[13]

Pilling & Co. is a  United Kingdom Corporation. The principal address of Pilling & Co. is Henry Pilling House, Booth Street, Manchester M2 4AF UK.  Pilling & Co. does not file any reports under the Exchange Act. Tony Cawley is the individual that exercises voting and investment power on behalf of Pilling & Co.

[14]

Lamond Investments is a Alberta Corporation. The principal address of Lamond Investments is 1800-633 6 Ave, Calgary, AB T2P 2Y5. Lamond Investments does not file any reports under the Exchange Act. Robert Lamond is the individual that exercises voting and investment power on behalf of Lamond Investments

Each of the Selling Shareholders that is an affiliate of a broker-dealer has represented to us that it purchased the shares offered by this prospectus in the ordinary course of business and, at the time of purchase of those shares, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those shares.

As of December 31, 2010, the number of shares of Common Stock that can be sold by officers, directors, principal shareholders, and others pursuant to Rule 144 is 887,247. However, as a condition to our listing on the TSX-V, our officers and directors were required to deposit their Common Stock totaling 4,799,239 shares of the outstanding shares, into an escrow account with Computershares Investor Services, Inc. Those escrowed shares are subject to the TSX-V’s Tier 1 escrow requirement. Those requirements provide for an 18 month escrow release mechanism with 25% of the escrowed securities being released on September 24, 2010 (the date our common shares commenced trading on the TSX-V), and 25% of the escrowed securities to be released every 6 months thereafter.  No officer or director has requested release of any of their escrowed shares, and no current officer or director has ever sold any of their shares.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock.

We are filing a registration statement, of which this Prospectus is a part, primarily to fulfill a contractual obligation to do so. In connection with our Summer 2010 offering, no warrant solicitation fees will be paid, and the gross proceeds received by us were US $1,204,272.

As of March 15, 2011, we had 27,001,740 shares of our common stock outstanding, which shares were held by approximately 2,100 shareholders of record.

Sponsorship Agreement with Haywood Securities, Inc.

Pursuant to a letter of intent dated September 20, 2010, between Haywood and us, we agreed to pay Haywood a fee of $35,000 plus Canadian GS Tax, and issue 200,000 shares of common stock on delivery of Haywood’s final report to the TSX-V for our TSX-V listing. We also agreed that Haywood has a first right of refusal for any brokered offerings of equity or debt by us for one year following the acceptance of our TSX-V Listing. Haywood’s final report was delivered to the TSX-V on September 22, 2010. On September 22, 2010, our application for listing on the TSX-V was accepted and our common stock commenced trading on the TSX-V on September 24, 2010 under the symbol “THM.”  We also agreed to indemnify Haywood and its respective officers, directors and employees against all losses, claims, damages, liability and expenses related to or arising out of Haywood’s activities in connection with the sponsorship.

Haywood Securities is not a natural person. Haywood Securities does not file any reports under the Exchange Act. Haywood Securities is not a majority subsidiary of a reporting Company under the Exchange Act. Haywood Securities is not a registered investment adviser under the 1940 Act or a registered broker-dealer under U.S. Law. Haywood Securities has represented it has no agreement or understandings, directly or indirectly, with any person to distribute our securities, as of the time of their purchase of the warrants. Frank Stronach, David Taylor and David Elliott exercise voting and investment power on behalf of Haywood Securities. Frank Stronach and David Elliott are each “Selling Shareholders.”

Finder’s Fees

Pursuant to a  Non-brokered Private Placement Agreement, dated July 20, 2010, between us and Haywood, we agreed to pay a finder’s fee to Haywood in connection with our private placement offering of Units (the “Unit Offering”) as follows: (i) a cash commission of 10 percent (10%) of the gross proceeds attributable to amounts Haywood raised during our most recent private placement of securities; and, (ii) common stock purchase warrants equal to 10% of the underlying securities sold in the Unit Offering attributable to Haywood. There was no accountable or unaccountable expense allowances.  On September 24, 2010, we closed the Unit Offering.  A finder’s fee of US$92,233 (CDN$95,000) together with the grant of 475,000 share purchase warrants was paid to Haywood and Bolder Investment Partners, Ltd., a British Columbia, Canada Company (“Bolder”) for their sales of securities in the offering.  Bolder is currently located at 1450 Creekside Drive, Suite 800, Vancouver, British Columbia.  Bolder is an investment banking firm which was acquired by Haywood on October 22, 2010. Bolder does not file any reports under the Exchange Act. Bolder is not a majority subsidiary of a reporting Company under the Exchange Act. Bolder is not a registered investment adviser under the 1940 Act or a registered broker-dealer under U.S. Law.   Frank Stronach, David Taylor and David Elliot, as the principals of Haywood, exercise voting and investment power on behalf of Bolder.  Stronach, Taylor, and Elliott are each “Selling Shareholders.”

For three years prior to July 13, 2010, Haywood and Bolder had no material relationship with us.

Our Relationships with Selling Security Holders

None of the Selling Shareholders has at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us.

Haywood currently holds over 200,000 shares of our common stock which shares were issued as compensation for its role as our sponsor in connection with our listing on the TSX-V. Prior to the Unit Offering and the engagement of Haywood as sponsor, we did not have a material relationship with Haywood.

PLAN OF DISTRIBUTION

This prospectus includes up to 7,676,271 shares of common stock offered by the Selling Shareholders.

We will not receive any of the proceeds from the sale by the Selling Shareholders of the Shares, except from exercise of the warrants. The Selling Shareholders may sell all or a portion of their Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent's commissions.  The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	as ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	as block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	as purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	as an exchange distribution in accordance with the rules of the applicable exchange;

•	as privately negotiated transactions;

•	as short sales;

•	as sales pursuant to Rule 144;

•	where broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	as a combination of any such methods of sale; and

•	by any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling the Shares  to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume.  The Selling Shareholders may also sell common stock short and deliver common stock, as applicable, covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The Selling Shareholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.  The Selling Shareholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.   In the event any underwriter, dealer or agent who is a member of the Financial Industry Regulatory Authority, or FINRA, participates in the distribution of any securities offered pursuant to this prospectus and any applicable prospectus supplement, the maximum underwriters’ compensation to be received by such FINRA member will not be greater than eight percent (8%) of the gross proceeds from the sale of the securities.  At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of the Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.  If the Selling Stockholders use this prospectus for any sale of the Shares, they will be subject to the prospectus delivery requirements of the Securities Act.

Other than David Elliot, David Taylor and Frank Stronach, to our knowledge, no Selling Shareholder is a broker-dealer or any affiliate of a broker-dealer.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the Selling Shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the Shares.  All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares, estimated to be $15,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any

Once sold under the registration statement of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

Section 15(g) of the Exchange Act a/k/a “Penny Stock“ Rules

Our common stock is defined as "penny stock" under the Securities Exchange Act of 1934, and its rules. The Securities and Exchange Commission (SEC) has adopted regulations that define "penny stock" to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

•

broker-dealers must deliver, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;

•

broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;

•

broker-dealers must disclose current quotations for the securities;

•

if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and

•

a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customers account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchasers written consent to the transaction prior to sale. If our common stock becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock, if such trading market should occur. As a result, fewer broker-dealers are willing to make a market in our stock. You would then be unable to resell your shares.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

We currently file periodic and annual reports under the Exchange Act. Therefore, under the National Securities Market Improvement Act of 1996 (“NSMIA”), the states and territories of the United States are preempted from requiring registration of resales by holders of shares. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid.

Resales Under Canadian Securities Laws

Any resale of our securities in Canada must comply with applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions from the prospectus and registration requirements of applicable Canadian securities laws, or under a discretionary exemption from such requirements granted by the applicable Canadian securities regulatory authority. Selling Shareholders are advised to seek legal advice prior to any resale of our securities.

OUR BUSINESS

Company History

The Company was originally incorporated under the laws of the State of Idaho on November 9, 1935, under the name of Montgomery Mines, Inc. In April, 1978 controlling interest in the Montgomery Mines Corporation was obtained by a group of the Thunder Mountain property holders who then changed the corporate name to Thunder Mountain Gold, Inc. with the primary goal to further develop their holdings in the Thunder Mountain Mining District, Valley County, Idaho.

Change in Situs and Authorized Capital

We moved our situs from Idaho to Nevada, but maintain our corporate offices in Garden City, Idaho. On December 10, 2007, Articles of Incorporation were filed with the Secretary of State in Nevada for Thunder Mountain Gold, Inc., a Nevada Corporation.  The Directors of Thunder Mountain Gold, Inc. (Nevada) were the same as for Thunder Mountain Gold, Inc. (Idaho).

On January 25, 2008, the shareholders approved the merger of Thunder Mountain Gold, Inc. (Idaho) with Thunder Mountain Gold, Inc. (Nevada), which was completed by a share for share exchange of common stock. The terms of the merger were such that the Nevada Corporation was the surviving entity. The number of authorized shares for the Nevada Corporation is 200,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.0001 per share.

We are structured as follows: We own 100% of the outstanding stock of Thunder Mountain Resources, Inc., a Nevada Corporation. Thunder Mountain Resources, Inc. owns 100% of the outstanding stock of South Mountain Mines, Inc., an Idaho Corporation.

We have no patents, licenses, franchises or concessions which are considered by the Company to be of importance. The business is not of a seasonal nature. Since the potential products are traded in the open market, we have no control over the competitive conditions in the industry. There is no backlog of orders.

There are numerous Federal and State laws and regulation related to environmental protection, which have direct application to mining and milling activities. The more significant of these laws deal with mined land reclamation and wastewater discharge from mines and milling operations. We do not believe that these laws and regulations as presently enacted will have a direct material adverse effect on our operations.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus:

Subsidiary Companies

On May 21, 2007, we filed articles of incorporation with the Secretary of State in Nevada for Thunder Mountain Resources, Inc., a wholly-owned subsidiary of Thunder Mountain Gold, Inc. G. Peter Parsley was appointed as President, Secretary, Treasurer and sole Director. The financial information for the new subsidiary is included in the consolidated financial statements.

On September 27, 2007, Thunder Mountain Resources, Inc., a wholly-owned subsidiary of Thunder Mountain Gold, Inc., completed the purchase of all the outstanding stock of South Mountain Mines, Inc., an Idaho corporation. The sole asset of South Mountain Mines, Inc. consists of seventeen patented mining claims, totaling approximately 326 acres, located in the South Mountain Mining District, Owyhee County, Idaho. The Stock Purchase Agreement was previously filed as an Exhibit to a Form 8-K filed on June 11, 2007.

Current Operations

We are a mineral exploration stage company with no producing mines. We intend to remain in the business of exploring for mining properties that have the potential to produce gold, silver, base metals and other commodities.

Reports to Security Holders

We do not issue annual or quarterly reports to our security holders other than the annual Form 10-K and quarterly Forms 10-Q as electronically filed with the SEC.  Electronically filed reports may be accessed at www.sec.gov. Interested parties also may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N. W., Washington, D.C. 20549.  Information may be obtained on the operation of the Public Reference Room by calling the SEC at 1 (800) SEC-0330.

PROPERTIES

We own rights to claims and properties in the mining areas of Nevada, Idaho and Arizona.  None of the properties contain any known probable (indicated) or proven (measured) ore reserves under the definition of ore reserves that meet the definition of reserves as defined by SEC Industry Guide 7.

We own 100% of the outstanding stock of Thunder Mountain Resources, Inc., a Nevada Corporation. Thunder Mountain Resources, Inc. owns 100% of the outstanding stock of South Mountain Mines, Inc., an Idaho Corporation. South Mountain Mines, Inc. owns the South Mountain Project.  Thunder Mountain Resources, Inc. completed the direct purchase of 100% ownership of South Mountain Mines, Inc. on September 27, 2007.

Thunder Mountain Gold, Inc.

West Tonopah Claim Group, Esmeralda County, Nevada

Eight unpatented lode mining claims totaling approximately 160 acres in the Tonopah Mining district of Esmeralda County, Nevada were located by us in 2007.  The claims are situated on what has been interpreted to be the offset portion of the “West End” and “Ohio” Veins along the south limb of the Tonopah District West End Rhyolite intrusive dome.  The target is projected to be 500 to 800 feet deep and could initially be tested by surface drilling.  The typical veins historically mined in this area were 10-20 feet thick, with localized ore shoots up to 50 feet thick.  Grades historically mined in the area were 15 to 20 ounces per ton (opt) silver and 0.15 to 0.20 ounce per ton (opt) gold.  There is approximately 3,000 feet of relatively unexplored strike length.

Clover Mountain Claim Group, Owyhee County, Idaho

A geologic reconnaissance program in the fall of 2006 identified anomalous gold, silver, and other base metals in rock chips and soils at Clover Mountain.  In February 2007 we located the Clover Mountain claim group consisting of 40 unpatented lode mining claims totaling approximately 800 acres.  Mineralization appears to be associated with stockwork veining in a granitic stock which has been intruded by northeast and northwest-trending rhyolitic dikes.  The property is overlain by locally silicified rhyolitic tuff.

Follow-up rock chip sampling within the area of the anomaly has identified quartz veining with gold values ranging from 3.6 part per million (ppm) to 16.5 ppm.  A soil sample program consisting of 215 samples was conducted on 200’x 200’ grid spacing which defined two northeast tending soil anomalies with gold values ranging from 0.020 ppm to 0.873 ppm Au.  The gold anomalies are approximately 1,000’ in length and approximately 300’ in width. The gold anomalies are associated with northeast trending structures with accompanying quartz stockwork veining in an exposure of Cretaceous/Tertiary granite.  A 2,500’ base metal soil anomaly is observed trending northwest proximal to rhyolite and rhyodacitic dikes which intrude the granitic stock. No work was completed on the claim group in 2010, but additional field work is warranted in the future that may include backhoe trenching and sampling in the significantly anomalous area followed by exploration drilling.

CAS Iron Creek Cobalt Gold Property, Lemhi County, Idaho

We purchased a first right on a prospective cobalt/gold property in the Idaho Cobalt Belt during the 4th quarter 2010.  CAS claims are in the Iron Creek Mining District of the Idaho Cobalt Belt. The property consists of 46 unpatented lode claims located on U.S. Forest Service managed lands.  The property has had extensive geophysical and geochemical work completed from 2003 through 2006, plus 19 drill holes in some of the anomalous zones.

Selected assay results from previous drilling are shown below:

Drill Hole	Orientation	Interval (ft) Total Footage	Grade Gold (OPT)	Grade Cobalt (%/lb/t)
IC0302	N10E / -50 [0]	254.5 to 275.0 / 20.5	0.241	0.510 / 10.25
IC0303	N10E / -45 [0]	239.0 to 252.0 / 13.0	0.106	0.260 / 5.14
IC0304	N10E / -50 [0]	420.0 to 435.0 / 15.0	0.243	0.340 / 6.72
IC0307	N50W / -55 [0]	125.0 to 155.0 / 30.0	0.102	0.040 / 0.073
SRR6001	S20W / -55 [0]	151.0 to 161.0 / 10.0	N/A	0.470 / 9.33

The gold-cobalt present on the CAS claim group consists of exhalative style sulfide mineralization typical of the Cobalt Belt.  Our Management feels that this prospect has significant potential of high-grade underground gold-cobalt mineralization and will be conducting a geologic evaluation of the property once the snow melts in the late spring 2011 prior to finalizing and agreement with the claim owner.

Under the terms of the option, we have until July 31, 2011 to finalize an agreement on the property to acquire 100% interest in the property.  Financial terms have not been disclosed.

Thunder Mountain Resources, Inc.

Trout Creek Claim Group, Lander County, Nevada

The Trout Creek pediment exploration target is located in Lander County, Nevada in T.29N. R44E.  The property consists of 60 unpatented mining claims totaling approximately 1,200 acres that are located along the western flank of the Shoshone Range in the Eureka-Battle Mountain mineral trend.

The claims are located along a northwest structural tend which projects into the Battle Mountain mining district to the northwest and into the Goat Ridge window and the Gold Acres, Pipeline, and Cortez area to the southeast.  Northwest trending mineralized structures in the Battle Mountain mining district are characterized by elongated plutons, granodiorite porphyry dikes, magnetic lineaments, and regional alignment of mineralized areas.  The Trout Creek target is located at the intersection of this northwest trending mineral belt and north-south trending extensional structures.

The Trout Creek target is based on a regional gravity anomaly on a well-defined northwest-southeast trending break in the alluvial fill thickness and underlying bedrock.  Previous geophysical work in the 1980s revealed a airborne magnetic anomaly associated with the same structure, and this was further verified and outlined in 2008 by our personnel using a ground magnetometer. The target is covered by alluvial fan deposits of unknown thickness shed from the adjacent Shoshone Range, a fault block mountain range composed of Paleozoic sediments of both upper and lower plate rocks of the Roberts Mountains thrust. The geophysical anomaly could define a prospective and unexplored target within a well mineralized region.

Effective March 22, 2011, we entered into a Minerals Lease and Agreement with and among Newmont Mining USA Limited,, a Delaware Corporation, Newmont Mining Corporation, a Delaware Corporation, (collectively “Newmont”). Under the terms of the Agreement, we are responsible for conducting the exploration program and obligated to expend a minimum of $150,000 over the next two years, with additional expenditures possible in future years.  Conducting drilling on Newmont lands is part of the work commitment, but the Agreement can be terminated after the minimum expenditure commitment has been made.  The Agreement outlines the terms of a joint venture if our program is successful in which Newmont can earn up to 70% of the project by expending 150% of our expenditures up to the point that Newmont decides to form a joint venture.  If we define economic mineralization and Newmont decides not to joint venture, then we can obtain ownership of any or all of the Newmont lands within the Area of Influence and Newmont would retain three percent (3%) of net smelter returns (NSR) as royalty interest.  The Agreement expanded our exploration area by adding 9,565  leased acres  to our 60 unpatented mining claims (1,200 acres) staked in 2007. The exploration area is situated on the Eureka-Battle Mountain trend in the Reese River

Valley to the east of Newmont’s operating Phoenix Mine and past producing Cove-McCoy Mines.   The Agreement also makes available to us geophysical information, as well as geochemical and drill data from previous Newmont exploration projects on either side of our main target area.  We have retained a consultant to interpret the Newmont data package and recommend additional geophysical work to enhance the primary target area. The work plan for 2011 and 2012 is to conduct additional geophysics that will help define important structural trends under the gravels, depth to bedrock and other important features of the valley fill.  Interpretation of the geochemical and drill data provided by Newmont, in conjunction with the geophysics, will help guide the drilling program to be done over the next couple of field seasons.

Portland Claim Group, Mohave County, Arizona

In 2008 Thunder Mountain Resources, Inc. located 19 unpatented mining claims totaling approximately 380 acres at the Portland property located approximately 30 miles northwest of Kingman, Arizona.  The identified gold exploration target is along a detachment at the contact of basement Precambrian gneiss and overlying Tertiary volcanics.  Surface samples of silicified rhyolite on the Portland Claim Group range from a trace to 1.35 ppm gold.  The alteration and anomalous mineralization is interpreted to be leakage along vertical structures from a potentially mineralized detachment similar to the Portland 1980’s open pit mine located approximately 7,500 feet east of the claim group.

Gold Hill Claim Group, La Paz County, Arizona

In 2008, Thunder Mountain Resources, Inc. staked unpatented mining claims that total approximately 440 acres in the Ellsworth mining district in west central. The Gold Hill Project covers prospective geology for a detachment style precious metals deposit.  Select and chip-channel samples of exposures in shallow workings adjacent to the main covered target are highly anomalous in gold with values ranging from 5.14 ppm to 26.8 ppm gold.

Much of the exposed outcrop in the project area consists of Proterozoic gneiss with numerous metamorphic quartz veins with minor copper and gold. Along the eastern edge of a small embayment of alluvial cover, numerous prospect pits expose mineralized gneisses and quartzites that have been sheared at a low angle dipping both to the east and west.  Select samples of this material have assayed as high as 26.8 ppm gold, and vertical chip channel samples of the walls of some of the accessible pits have found gold values up to 4.6 ppm gold.

South Mountain Mines, Inc.

South Mountain Project, Owyhee County, Idaho

The sole asset of South Mountain Mines, Inc. consists of 17 patented mining claims totaling approximately 326 acres owned outright by South Mountain Mines, Inc. In addition, the South Mountain Mines, Inc. has negotiated three leases on private ranch parcels with mineral rights and one patented claim that total approximately 542 additional acres.  Thunder Mountain Resources also staked 21 unpatented mining claims totaling approximately 290 acres to cover BLM-managed land that is situated between the various private parcels.  All holdings are located in the South Mountain Mining District, Owyhee County, Idaho.

In 2009, we engaged Gregory P. Wittman of Northwestern Groundwater & Geology, a “Qualified Person” under National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”), to prepare a NI 43-101-compliant technical report on the South Mountain property. On July 19, 2010, we received approval of the Technical Report entitled “NI 43-101 Technical Report – South Mountain Project—Owyhee County, Idaho—Thunder Mountain Gold, Inc.” dated March 23, 2010 (the “Technical Report”) from securities regulatory authorities in Canada, pursuant to Canadian securities laws and the rules of TSX-V.  We also furnished it to the SEC as Exhibit 99.1 to our Form 8-K, filed on July 17, 2011.

Additional drilling and sampling will be necessary before the resource can be classified as a mineable reserve, but Kleinfelder West’s calculations provided a potential resource number that is consistent with South Mountain Mines’ (Bowes 1985) reserve model.

During the 2008 field season two core drill holes were drilled to test the downdip extension of the sulfide mineralization in the main mine area, one on the DMEA2 ore shoot and one on the Texas ore shoot.  The DMEA 2 target was successful, with two distinct sulfide zones totaling 30 feet being encountered in an overall altered and mineralized intercept of approximately 73 feet.  The samples over the entire intercept were detail sampled over the entire 73 feet resulting in a total of 34 discrete sample intervals ranging from 0.5 to 3.7 feet.  The samples cut at the Company’s office in Garden City, Idaho and Company personnel delivered the samples to ALS Chemex preparation lab in Elko, Nevada. The analytical results showed two distinct zones of strong mineralization.

Interval Weighted Average	Gold Fire Assay (ounce per ton)	Silver Fire Assay (ounce per ton)	Zinc (%)	Copper ( %)	Lead ( %)
657 - 669.5 (12.5 feet)	0.066	1.46	7.76	0.276	0.306
687 – 704.5 (17.5 feet)	0.129	1.89	2.18	0.183	0.152

These intercepts are down dip approximately 300 feet below of the DMEA 2 mineralized zone encountered in Sonneman Level tunnel, and 600 feet below the DMEA 2 zone on the Laxey Level tunnel.  The tenor of mineralization the DMEA 2 on the Sonneman is similar to that intercepted in the core hole, including two distinct zones with differing grades.

The second drill hole, TX-1, was designed to test the Texas Ore Shoot approximately 300 feet down dip of the Sonneman Level.  The small core hole achieved a depth of 1,250 feet, but deviated parallel to the bedding and the targeted carbonate horizon was not intercepted.

The Technical Report showed the estimated indicated and inferred mineralization as follows:

Estimated Indicated Resources

	Tons	Gold (oz)	Silver (oz)	Copper (lbs)	Lead (lbs)	Zinc (lbs)
Indicated Resources	895,451	36,886	2,978,747	16,326,048	4,426,102	75,557,257
Weighted Average Grade*		0.04 opt	3.33 opt	0.79%	0.25%	4.22%

Estimated Inferred Resources

	Tons	Gold (oz)	Silver (oz)	Copper (lbs)	Lead (lbs)	Zinc (lbs)
Indicated Resources	2,517,057	24,768	1,948,040	30,630,750	4,339,697	45,687,709
Weighted Average Grade*		0.01 opt	0.78 opt	0.61%	0..09%	.91%

* A weighted average was used for the grades instead of a simple average since the panel block sizes vary in size and volume.  Weighted Average differs from a regular average because calculation of the average is affected by volume.  In general, a weight is assigned to individual quantities to ensure an accurate average is calculated.

During 2011, we plan on engaging a Qualified Person to prepare an updated technical report on the South Mountain  Property in accordance with the requirements of National Instrument 43-101 of the Canadian Securities Administrators, including an updated pre-feasibility study, which reflects the updated phased mine plan and which updates other  technical data relating to the South Mountain Property.

Cautionary Note to U.S. Investors

U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Industry Guide 7 (“Guide 7”). NI 43-101 and Guide 7 standards are substantially different. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  The Technical Report is not a bankable feasibility study and cannot form the basis for proven or probable reserves on the South Mountain Property  The Technical Report also uses the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. We advise investors that these terms are defined in and required to be disclosed by National Instrument 43-101 of the Canadian Securities Administrators; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Location Map of South Mountain and Clover Mountain Projects

CANYON
BOISE
NAMPA
Meridian
GRASSY MTN
QUARTZ MTN
IDAHO
OREGON
DELAMAR
WAR EAGLE MINES
OWYHEE MTS
JORDAN VALLEY
SOUTH MTN
CLOVER MOUNTAIN PROJECT
THUNDER MOUNTAIN RESOURCES SOUTH MOUNTAIN PROJECT
117°25.000' W
117°13.000' W
117°01.000' W
116°49.000' W
116°37.000' W
116°25.000' W
WGS84 116°04.000' W
43°32.000' N
43°24.000' N
43°16.000' N
43°08.000' N
43°00.000' N
42°52.000' N
42°44.000' N
42°36.000' N
42°28.000' N
42°20.000' N
0 5 10 15 20 25 miles
0 5 10 15 20 25 30 35 40 km
TN MN 15½°

A multi-lithic intrusive breccia outcrop was identified and sampled in 2008 on property leased by the Company.  This large area, approximately one mile long and one-half a mile wide, is located several thousand feet south of the main mine area.  The intrusive breccia is composed of rounded to sub-rounded fragments of altered intrusive rock and silicified fragments of altered schist and marble. Initial rock chip samples from the outcrop area ranged from 0.49 ppm to 1.70 ppm gold, and follow-up outcrop and float sampling in 2009 yielded gold values ranging from 0.047 ppm to 5.81 ppm.  A first pass orientation soil survey completed in 2008 was conducted near the “discovery’ breccia outcrop at a spacing of 100 feet over a distance of 800 feet east/west and 1,000 feet north/south.  The soil assays ranged from a trace to 0.31 ppm Gold.  Surface mapping indicates that the intrusive breccia covers an area of approximately 5,000 feet x 1,500 feet.

The 2010 drilling focused primarily the breccia gold zone.  Centra Consulting completed the storm water plan needed for the exploration road construction on private land, and it was accepted by the Environmental Protection Agency. Road construction started on August 1, 2010 by Warner Construction and a total of 3.2 miles of access and drill site roads were completed through the end of September.

A campaign of road cut sampling was undertaken on the new roads as they were completed. Three sets of samples were obtained along the cut bank of the road.  Channel samples were taken on 25-foot, 50-foot or 100-foot intervals, depending upon the nature of the material cut by the road with the shorter spaced intervals being taken in areas of bedrock. A total of 197 samples were collected and sent to ALS Chemex labs in Elko, Nevada. A majority of the samples contained anomalous gold values and in addition to confirming the three anomalies identified by soils sampling, the road cuts added a fourth target that yielded a 350-foot long zone that averaged 378 parts per billion gold (0.011 ounce per ton). Follow up sampling on a road immediately adjacent to this zone yielded a 100-foot sample interval that ran 5.91 parts per million gold (0.173 ounce per ton).

Drilling on the intrusive breccia target commenced on October 1, 2010 with a Schramm reverse circulation rig contracted through Drill Tech of Winnemucca, Nevada.  Five widely-spaced holes on the four significant gold anomalies in the intrusive breccia target were completed with the following results:

Intrusive Breccia 2010 Drill Results

Hole Number	Depth (ft)	Average Gold Value (opt) – Entire Hole	Highest Grade 5 ft Interval (opt)	Comments
LO-1	625	0.0034	0.015	All 5 foot intervals had detectable gold. Discovery outcrop area – highly altered intrusive breccia with sulfides.
LO-2	845	0.001	0.016	95% of the intervals had detectable gold. Highly altered intrusive breccia with sulfides.
LO-3	940	0.0033	0.038	95% of the intervals had detectable gold. Mixed altered intrusive breccia and skarn; abundant sulfides (15 to 20% locally). West end of anomaly.
LO-4	500	0.002	0.0086	Entire hole had detectable gold. Altered intrusive breccia with sulfides. East end of anomaly.
LO-5	620	0.0037	0.036	Entire hole had detectable gold. Altered intrusive breccia with sulfides. East end of anomaly.

Management believes that the “first-pass” drill results from the intrusive breccia target proves the existence of a significant gold system in an intrusive package that is related to the polymetallic mineralization in the carbonate in the historic mine area.  Additional work is planned for 2011, including a draped aeromagnetic, resistivity and IP surveys to isolate potential feeder structures and to evaluate the contact between the metasediments and the gold-bearing intrusive.

In addition to the drilling completed in on the Intrusive Breccia target, two reverse circulation drill holes were completed targeting the down dip extension of the polymetallic zones in an effort to confirm continuity of the ore zones to a greater depth.  Vertical drill hole LO 6 was placed to intercept the down dip extension of the DMEA 2 ore shoot exposed on both the Laxey and Sonneman levels of the underground workings, as well as the 2008 core hole drilled by the Company that extended the zone 300 feet down dip of the Sonneman level.  Drillhole LO 6 cut a thick zone of skarn alteration and polymetallic mineralization at 760 feet to 790 feet.  The intercept contained 30 feet of 3.55% zinc, 1.87 ounce per ton silver, and 0.271% copper.  Internal to this zone was 15 feet of 0.060 OPT gold and 20 feet of 0.21% lead.  Importantly, this intercept proves the continuity of the ore zone an additional 115 feet down dip of the 2008 drill hole, or 415 feet below the Sonneman level.  It remains open at depth.

Drill hole LO 7 was placed to test the down dip extension of the Laxey ore zone, the zone that produced a majority of the silver, zinc, copper, lead and gold during the World War II period.  A portion of the ore zone was intercepted approximately 180 feet below the bottom of the Laxey Shaft which mined the zone over an 800-foot length.  This hole intercepted 25 feet (600-625 feet) of 8.56% zinc and 1.15 ounce per ton (opt) silver.  This intercept proves the extension of the Laxey ore zone approximately 120 feet below the maximum depth previously mined when over 51,000 tons of sulfide ore were mined and direct shipped to the Anaconda smelter in Utah.  The grade of this ore mined over the 800 feet of shaft and stope mining was 15% zinc, 10 opt silver, 0.06 opt gold, 2.3% lead and 0.7% copper.

Management is encouraged by both of these intercepts as they prove the continuation of the replacement sulfide mineralized ore shoots at depth.  Detailed follow-up core drilling will be needed to better define the potential of the ore shoots at depth.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

The following Management’s Discussion and Analysis of Financial Condition and Results of Operation (“MD&A”) is intended to help the reader understand our financial condition. MD&A is provided as a supplement to, and should be read in conjunction with, our financial statements and the accompanying integral notes (“Notes”) thereto. The following statements may be forward-looking in nature and actual results may differ materially. Factors that could cause actual results to differ materially include the following: inability to locate property with mineralization, lack of financing for exploration efforts, competition to acquire mining properties; risks inherent in the mining industry, and risk factors that are listed in ours reports and registration statements filed with the Securities and Exchange Commission.

Plan of Operation

We maintain a corporate office in Boise, Idaho. This is the primary work area for the South Mountain Project and is utilized primarily by Pete Parsley and Eric Jones. Jim Collord has been working from a temporary residence in Boise Idaho at no additional charge to us.  He will continue to work from his home office in Elko, Nevada as well as in the Boise office as the exploration program at South Mountain continues.

Our financial condition was positive during 2010 and the metals commodity markets were favorable during most of the year. We underwent a reduced budget program during the first part of the year while applying for a dual listing on the Toronto Stock Exchange – Venture Exchange (“TSX-V”).

We received our TSX-V listing in September, 2010, and were successful in raising sufficient capital to conduct our Phase 1 drilling program on the South Mountain Project.  Operational focus was on defining the extent and quality of the gold-bearing intrusive breccia zone through additional rock chip and soil sampling, and mapping.  The work on South Mountain was enhanced through the field work conducted previously by Kinross Gold Corp., and through valuable field work conducted by Newmont Mining. The results of this work further defined the gold mineralogy, which will aid in the exploration drilling planned in 2011.  In the wake of this field work, additional State land leases were applied for by us in 2010.

Our plan of operation for the next twelve months, subject to funding, and the availability of contractors, is as follows:

•

Continue the advanced exploration and pre-development program for the South Mountain Project.  This work may include the following:

•

Initiate up to 10,000 feet of core drilling from the surface to better define the mineralization and to intercept the down-dip extensions of the Texas, DMEA-2, and Laxey ore zones.

•

Complete geophysical work on the Intrusive Breccia target.  This will consist of an extensive helicopter draped aeromagnetic survey plus resistivity and IP work and will help define specific targets within and peripheral to the mineralized intrusive complex.

•

Conduct reverse circulation and core drilling on the Intrusive Breccia target once the geophysics have been completed and the targets have been defined.

•

Consider further rehabilitation of the Sonneman workings near the Texas ore zone will be initiated so that underground sampling and mapping can be completed.

•

Continue the baseline environmental work.

•

Continue to work with potential joint venture or capital partners to advance the project into the next phase of exploration and pre-production goals.

Work on the other five properties controlled by the Company will continue in 2011, although South Mountain will still remain the focus of our efforts.  At the Trout Creek Project, the following is planned:

•

Complete negotiations with additional mineral rights holders in the target area.

•

Continue geophysical interpretation of the valley area, and conduct additional ground gravity surveys to supplement currently available data.

•

Define potential drill targets and develop a program for late 2011 or the 2012 field season.

The CAS Prospect will be evaluated when field conditions allow and a decision to drop or move ahead with the project will be made by the end of July, 2011.

Reconnaissance of favorable areas and review of submittals will continue.

Potential joint venture partners will be solicited on some of the properties in Nevada and Arizona.

Results of Operations-2010

We had no revenues and no production for 2010 or 2009. Total expenses for 2010 more than doubled from the prior year to $1.3 million, up 110% from 2009 total expenses of $617,000. The increase in total expenses is primarily the result of exploration activities under taken during the year. Exploration expense for the year end 2010 was $516,000 an increase of $417,000 over 2009 exploration expense of $99,000 as a result of the drilling program completed during the year at our South Mountain Property. Legal and accounting fees for 2010 increased $90,000 to $194,000, a 90% increase over 2009 legal and accounting expenses of $104,000, which was driven by our TSX-V listing application. 2010 management and administrative increased $171,000, or 46%, to $545,000 compared to 2009 expense of $374,000. The increase was a combination of expenses incurred related to our capital raising efforts and the reinstatement of salaries for executive officers.

Results of Operations-2009

We had no revenues and no production for 2009 or 2008. Total expenses for 2009 decreased by $438,443, or approximately 42%, to $616,528 compared with $1,054,971 for 2008, due largely to a decrease in exploration and management and administrative expense in 2009. Exploration costs in 2009 decreased by $350,087 when compared with 2008, to $98,640, primarily as a result of the limited exploration activities undertaken in 2009 due to limited cash resources. Management and administrative costs in 2009 decreased by $97,154 over 2008, to $374,424 as of December 31, 2009, primarily as a result of the voluntary decrease in salaries to preserve cash.  As a result of these decreased expenses in 2009, we reported a comprehensive net loss of $560,944 ($0.04 per share) in 2009, compared to a comprehensive net loss of $1,048,068 ($0.08 per share) in 2008.  Net loss per share was based on weighted average number of shares of 15,455,139 for the year ended December 31, 2009 and 13,314,328 for the year ended December 31, 2008.

Results of Operations-2008

We had no revenues and no production for 2008 or 2007. Total expenses for 2008 increased by $450,247, or approximately 74%, to $1,054,971 compared with $604,724 for 2007, due largely to increased exploration expense and management and administrative expense in 2008, offset by a decrease in Directors’ fees and professional services. Management and administrative costs in 2008 increased by $116,590 over 2007, to $471,578 as of December 31, 2008, primarily as a result of the expanded work required to fully evaluate the property acquisition that resulted from of all the outstanding stock of South Mountain Mines, Inc.  As a result of these increased expenses in 2008, we reported a net loss of $1,048,068 ($0.08 per share) in 2008, compared to a net loss of $392,709 ($0.04 per share) in 2007.  Net loss per share was based on weighted average number of shares of 13,314,328 for the year ended December 31, 2008 and 10,665,585 for the year ended December 31, 2007.

Management actions in addressing the “going concern” qualification

The audit opinion and Notes that accompany our consolidated financial statements for the year ended December 31, 2010, disclose a ‘going concern’ qualification to our ability to continue in business. The consolidated financial statements for the period then ended have been prepared under the assumption that we will continue as a going concern. Such assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements for the year ended December 31, 2010, we incurred losses and negative cash flows from operating activities for the year then ended, and at December 31, 2010, did not have sufficient cash reserves to cover normal operating expenditures for the following 12 months. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing as may be required, or ultimately to attain profitability. Potential sources of cash, or relief of demand for cash, include additional external debt, the sale of shares of our stock or alternative methods such as mergers or sale of our assets. No assurances can be given, however, that we will be able to obtain any of these potential sources of cash. We currently require additional cash funding from outside sources to sustain existing operations and to meet current obligations and ongoing capital requirements.

Our plans for the long term continuation as a going concern include financing our future operations through sales of our common stock and/or debt and the eventual profitable exploitation of our mining properties. Our plans may also, at some future point, include the formation of mining joint ventures with senior mining company partners on specific mineral properties whereby the joint venture partner would provide the necessary financing in return for equity in the property.

While we do not currently have cash sufficient to support the currently planned aggressive exploration work at South Mountain, we believe that our survivability can be assured by the following:

•

At December 31, 2010, we had $298,232 cash in our bank accounts.

•

Management and the Board have not undertaken plans or commitments that exceed the cash available to us.  We do not include in this consideration any additional investment funds mentioned below. Management is committed to manage expenses of all types so as to not exceed our on-hand cash resources at any point in time, now or in the future.

We firmly believe we can outlast the current disruptions in the investment markets and continue to attract investment dollars in coming months and years.  We will also consider other sources of funding, including potential mergers or farm-out of some of our exploration properties.

For the year ended December 31, 2010, net cash used for operating activities was $1,127,142, consisting of our 2010 net operating loss reduced by non-cash expenses and net cash provided by changes in current assets and current liabilities. Cash used in investing activities for 2010 totaled $10,900 used to purchase mining claims, compared to cash of $29,530 used in 2009 to purchase mining claims and equipment.

Our future liquidity and capital requirements will depend on many factors, including timing, cost and progress of our exploration efforts, our evaluation of, and decisions with respect to, our strategic alternatives, and costs associated with the regulatory approvals. If it turns out that we do not have enough money to complete our exploration programs, we will try to raise additional funds from a second public offering, a private placement, mergers, farm-outs or loans.

We know that additional financing will be required in the future to fund our planned operations. We do not know whether additional financing will be available when needed or on acceptable terms, if at all. If we are unable to raise additional financing when necessary, we may have to delay our exploration efforts or any property acquisitions or be forced to cease operations. Collaborative arrangements may require us to relinquish our rights to certain of our mining claims.

Private Placements

On September 24, 2010, we completed a private placement offering for the sale of 6,130,271 Units with proceeds of $1,001,867, net of $188,349 in deferred financing costs. The subscription agreements were denominated in Canadian dollars (Cdn$) at a price of Cdn $0.20 per Unit.

On May 10, 2010, we issued 1.25 million Units at $0.20 per Unit in a private placement for net proceeds of $250,000.

On August 7, 2009, we closed a private offering of securities solely to accredited investors. The offering consisted of 380,000 Units priced at $0.20 each. As a result of completion of the offering, a total of 380,000 shares of common stock, $0.001 par value, and warrants to acquire 380,000 shares of common stock were issued.  Included in the 380,000 units issued, were 5,000 units issued for services valued at $1,000.  There were no registration rights granted in connection with the offering. No Placement Agent was used, and no commissions were paid.

On August 10, 2009 the Board unanimously approved a resolution authorizing the re-pricing of warrants, including those issued in the August 7, 2009 private placement, originally exercisable at $0.30 or $0.40 per share, to an exercise price of $0.13 per share which was subsequently raised to $0.15 per share, with such re-pricing valid until November 23, 2009.  As a result of completion of the offering, a total of 3,020,000 warrants were exercised for a like number of shares of common stock, $0.001 par value. Commissions of $23,250 were paid to a placement agent, resulting in net cash proceeds of $429,750 to us. Additionally, 100,000 shares were issued for warrants with an exercise price of $0.05 per share, for net cash proceeds of $5,000.  The net cash proceeds from the exercise of warrants were $434,750.  Finally, 30,000 shares were issued to an officer of ours, for warrants exercised at $0.15 in exchange for a reduction of $4,500 in a loan that the officer had previously extended to us. There were no registration rights granted in connection with any of these shares. No other commissions were paid, and a total of $450 in Blue Sky fees were paid to the states of Idaho, California and Washington.

Subsequent Events

The Agreement with Newmont requires us expend a minimum of $150,000 over the next two years, with additional expenditures possible in future years. We are also obligated to conduct drilling on the lands leased from Newmont, but the Agreement can be terminated after the minimum expenditure commitment has been made.

Off Balance-Sheet Arrangements:

During the 12 months ended December 31, 2010 and 2009, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Contractual Obligations

During 2008, two lease arrangements were made with land owners that own land parcels adjacent to our South Mountain patented and unpatented mining claims.  The leases both were for a seven-year period, with options to renew, with annual payments (based on $20 per acre) listed in the following table.  The leases have no work requirements.

Contractual obligations	Payments due by period
	Total*	Less than 1 year	2-3 years	3-5 years	More than 5 years
Acree Lease (yearly, June)(1)	$9,040	$2,260	$4,520	$2,260	-
Lowry Lease (yearly, October)(1)(2)	$30,160	$7,540	$15,080	$7,540	-
Herman Lease (yearly, April)	$ 5,600	$1,120	$2,240	$2,240	-

Total	$44,800	$10,920	$21,840	$12,040	-

*

Amounts shown are for the lease periods years 3 through 7, a total of 4 years that remain after 2010, the second year of the lease period.

**

The Lowry lease has an early buy-out provision for 50% of the remaining amounts owed in the event we desire to drop the lease prior to the end of the first seven-year period.

On July 30, 2010 we entered into a consulting agreement (the “Cameron Agreement”) with Cameron Consulting, Inc. (“Cameron”) pursuant to which Cameron was retained to provide us with investor relations and business communications services for an initial term of 12 months, renewable thereafter. Cameron will also receive a monthly work fee of $5,000 during the term of the agreement. Pursuant to the Cameron Agreement, we issued Cameron 200,000 shares of common stock on or about August 6, 2010.

Pursuant to a letter of intent dated September 20, 2010, between Haywood and us, we agreed to pay Haywood a fee of $35,000 plus Canadian GS Tax, and issue 200,000 shares of common stock on delivery of Haywood’s final report to the TSX-V for our TSX-V listing. We also agreed that Haywood has a first right of refusal for any brokered offerings of equity or debt by us for one year following the acceptance of our TSX-V Listing. Haywood’s final report was delivered to the TSX-V on September 22, 2010. On September 22, 2010, our application for listing on the TSX-V was accepted and our common stock commenced trading on the TSX-V on September 24, 2010 under the symbol “THM.”  We also agreed to indemnify Haywood and its respective officers, directors and employees against all losses, claims, damages, liability and expenses related to or arising out of  Haywood’s activities in connection with the sponsorship, including $10,000 for its reasonable legal fees and expenses incurred in connection with the sponsorship.

Critical Accounting Policies

We have identified our critical accounting policies, the application of which may materially affect the financial statements, either because of the significance of the financials statement item to which they relate, or because they require management’s judgment in making estimates and assumptions in measuring, at a specific point in time, events which will be settled in the future.  The critical accounting policies, judgments and estimates which management believes have the most significant effect on the financial statements are set forth below:

a)

Estimates. Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain.  As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex.  Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Accounting estimates that play a significant role in our operations include measurement of stock-based compensation, impairment assessments on our properties and equipment, measurement of derivative liabilities and income taxes. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition.

b)

Stock-based Compensation. The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation” using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

c)

Income Taxes. We have current income tax assets recorded in our financial statements that are based on our estimates relating to federal and state income tax benefits. Our judgments regarding federal and state income tax rates, items that may or may not be deductible for income tax purposes and income tax regulations themselves are critical to the Company’s financial statement income tax items.

Adopted Accounting Pronouncements

In January 2010, the ASC guidance for fair value measurements was updated to require additional disclosures related to movements of assets among Levels 1 and 2 of the three-tier fair value hierarchy. Also, a reconciliation of purchases, sales, issuance, and settlements of anything valued with a Level 3 method is required.  Disclosure regarding fair value measurements for each class of assets and liabilities will be required. The updated guidance was adopted by the Company in its quarter ended March 31, 2010, except for disclosures about the activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Adoption of this updated guidance did not have a material impact on the Company’s consolidated financial statements.

LEGAL PROCEEDINGS

We have no legal actions pending against it and we are not a party to any suits in any court of law, nor are any of our directors aware of any claims which could give rise to or investigations pending by the Securities and Exchange Commission or any other governmental agency. There are no pending legal proceedings to which any of our directors, officers or affiliates, any owner of record or beneficiary of more than 5% of our common stock, or any security holder of us is a party adverse to us or has a material interest adverse to us.

MANAGEMENT

This section sets forth certain information with respect to our current directors and executive officers, as of December 31, 2010.

Directors and Executive Officers

Name	Age	Office with the Company	Appointed to Office

E. James Collord	63	President, Chief Executive	Since 1978
		Officer, Director

Pete Parsley	49	Vice President, Director	Since 1999
		Exploration Manager

Eric T. Jones	48	Chief Financial Officer,	Since March 2006
		Investor Relations

Dr. Robin S. McRae	69	Director	Since 1978

Edward D. Fields	72	Director	Since March 2006

Douglas J. Glaspey	57	Director	Since June 2008

R. Llee Chapman	53	Director, Chairman of Audit	Since January 2010
		Committee

Background and experience

E. James Collord has a Masters in Science degree in exploration geology from the Mackay School of Mines, University of Nevada, Reno (1980).  He has been a mining professional for 37 years, employed in a variety of capacities, including mill construction superintendent, exploration geologist, mine construction and reclamation manager, and in environmental and lands management.  During the period 1975 through 1997, Jim worked for Freeport Exploration where he worked with a successful exploration team that discovered several Nevada mines.  Later in his Freeport career, he managed mining operations and lead permitting efforts.  For the period 1997 through 2005, Jim was Environmental and Lands Superintendent at Cortez Gold Mines, a large Nevada mine that was a joint venture between Placer Dome and Kennecott Minerals. After retirement from Cortez, and until his employment by Thunder Mountain Gold, Inc. in April 2007, he managed the Elko offices for environmental and hydrogeologic consulting groups. He is the grandson of Daniel C. McRae, the original locator of the gold prospects in the Thunder Mountain Gold Mining District in the early 1900s.

G. Peter Parsley has a Masters in Science degree in geology from the University of Idaho.  He has been a mining professional since 1985 and has experience in gold exploration, mine development, construction, reclamation, and environmental compliance and permitting. He was associated with the Thunder Mountain Project starting in 1985 when he was project manager for the exploration program by USMX/Dakota Mining that defined the Dewey mineralization.  After that, he served as President and Exploration Manager for Triumph Gold Corporation that had interests in the United States, China and South America.  Mr. Parsley was appointed Vice President and Exploration Manager for Thunder Mountain Gold, Inc. on April 1, 2006, and was appointed as President of Thunder Mountain Resources in early 2007.

Eric T. Jones has over 25 years of mining, financial and entrepreneurial experience.  He has held positions with Dakota Mining Corp. as General Mine Manager of the Stibnite Mine gold heap leach operation; Hecla Mining Company at their Rosebud Mine in Nevada and Stibnite, Idaho; and with CoCa Mines Cactus Gold Mine in Mojave California where he worked as Mine Engineer.  Eric has experience in start-up companies in the technical, materials, and finance space. Because of Eric’s varied business experience, in 2006 the Board appointed him to the position of Secretary/Treasurer and Chief Financial Officer.  In February 2008 Eric joined Thunder Mountain Gold as Chief Financial Officer, and Vice President of Investor Relations and Business Development.

Dr. Robin S. McRae is a graduate of the Pacific College of Optometry and is a retired Boise optometrist.  He is also the grandson of Daniel C. McRae, and is the son of Robert J. McRae, author of numerous geological reports concerning the Thunder Mountain Mining District.  His knowledge of mining and related exploratory activities is derived from three generations of ownership of the Sunnyside group of claims that the Registrant previously owned.

Edward D. Fields is a professional mineral resource geologist with over 40 years of experience.  He was Manager of Mineral Resources for Boise CasCDNe Corporation (1983-1999), and was responsible for the discovery of a significant underground gold resource in Washington State.  He also worked for Kennecott Copper Company at their Ok Tedi Mine in Papua New Guinea and as Chief Geologist for the Duval Corporation at the Battle Mountain, Nevada copper-gold mine.  Mr. Fields has a MS degree in geology from the University of Wyoming.

Douglas J. Glaspey is currently Chief Operating Officer  and a Director of U.S. Geothermal, Inc., which currently trades on the American Stock Exchange (Symbol: HTM). Mr. Glaspey has 29 years of operating and management experience with experience in production management, planning and directing resource exploration programs, preparing feasibility studies and environmental permitting.  He formed and served as an executive officer of several private resources companies in the U.S., including Drumlummon Gold Mines Corporation and Black Diamond Corporation.  He holds a BS degree in Mineral Processing and an Associate of Science in Engineering Science. Mr. Chapman presently spends approximately X percent of his time with us.

R. Llee Chapman was appointed as Director and Chairman of the Audit Committee on January 28, 2010, subsequent to the close of 2009. He is the former Regional Vice President for Newmont Mining Corporation – North America. His many years of mining experience also includes public company CFO level management in positions with Barrick Goldstrike Mines, Apollo Gold Inc., Knight Piesold & Co., Idaho General Mines (now General Moly).  Mr. Chapman holds a Bachelor of Science degree in Accounting from Idaho State University, and is a licensed CPA in Idaho and Montana.

Directorships in reporting companies

Mr. Glaspey is the only director of the Registrant that is a director of another corporation subject to the requirements of Section 12 or Section 15(d) of the Exchange Act of 1934.

Significant Employees

We employ three full-time Salaried Management which are budgeted positions approved by our Board of Directors. Jim Collord – President – recently had his salary reinstated by the board during the quarter to 100% of his base. Previously, Jim Collord had been at a half rate salary prior to December 31, 2010 while financial conditions improved. Pete Parsley and Eric Jones remained on full salary during the third Quarter of 2010.

Family Relationships

Dr. Robin S. McRae is the cousin of E. James Collord, the President of the Registrant.  Both are grandsons of the original locator of the Thunder Mountain Mining District, Valley County, Idaho.

Involvement in Certain Legal Proceedings

None of the officers and directors of the Registrant have been involved in any bankruptcy, insolvency, or receivership proceedings as an individual or member of any partnership or corporation; none have ever been convicted in a criminal proceeding or is the subject of a criminal proceeding presently pending.  None have been involved in proceedings concerning his ability to act as an investment advisor, underwriter, broker, or dealer in securities, or to act in a responsible capacity for an investment company, bank savings and loan association, or insurance company or limiting his activity in connection with the purchase and sale of any security or engaging in any type business practice. None have been enjoined from engaging in any activity in connection with any violation of federal or state securities laws nor been involved in a civil action regarding the violation of such laws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially owns more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of us.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

TSX-V Escrow Agreement

In connection with our application for listing on the TSX-V, shares of our common stock held by our officers and directors, namely, James Collord, Eric Jones, Glen Parsley, Robin McRae, Douglas Glaspey, Edward Fields, and Robert Chapman, are subject to escrow under a Tier1TSX-V value escrow agreement (“Escrow Agreement”). The total number of shares subject to the Escrow Agreement was 4,799,239 shares of common stock, or approximately 22% of our outstanding common stock at the time of the listing. Unless certain TSX-V conditions are met, the shares held in escrow may not be sold, assigned, hypothecated, transferred or otherwise dealt with without the prior written consent of the TSX-V. The escrowed shares will be released pursuant to an an automatic 18 month escrow release mechanism, at six month intervals, with 25% of the escrowed shares released on September 24, 2010; and 25% of the escrowed shares being releasable every 6 months thereafter.  The Escrow Agreement provides that in the event of the bankruptcy of an escrow shareholder, and if the TSX-V does not object, the escrowed shares may be transferred to a bankruptcy trustees or a court authorized person or entity, but the shares will still be subject to the Escrow Agreement. In the event of the death of an escrow shareholder, and if the TSX-V does not object, the escrowed shares of the deceased shareholders would be released from escrow.

Computershare Trust Company. Inc. acts as our Escrow Agent.

Audit Committee

Our Board of Directors is responsible for oversight and management.  During 2009, the Board did not have a separately-designated standing audit committee because the entire Board of Directors acted as our audit committee. On January 28, 2010, an Audit Committee was designated from members of the Board, consisting of  R. Llee Chapman, Douglas Glaspey and Edward Fields as the independent members.  Mr. Chapman was appointed as Chair of the Audit Committee.  The Directors have designated R. Llee Chapman as the “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	reviewing the financial reports provided by us to the Commission, our shareholders or to the general public;

•	reviewing our internal financial and accounting controls;

•	Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;

•	overseeing the appointment, compensation and evaluation of the qualifications and independence of our independent auditors;

•	overseeing our compliance with legal and regulatory requirements;

•	overseeing the adequacy of our internal controls and procedures to promote compliance with accounting standards and applicable laws and regulations;

•	engaging advisors as necessary; and

•	determining the funding from us that is necessary or appropriate to carry out the audit committee’s duties.

Compensation Committee

There is currently no Compensation Committee of the Board of Directors.  Compensation of employees is reviewed and approved by the Board of Directors.

Code of Ethics

On June 15, 2010, our Board of Directors adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available for viewing on our website at www.thundermountaingold.com.

Indemnification of Directors and Officers

Our By-Laws address indemnification of Directors and Officers. Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their Articles of Incorporation or Bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Our Articles of Incorporation provide that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statutes, §78.300. In addition, Nevada Revised Statutes §78.751 and Article VII of the Company’s Bylaws, under certain circumstances, provided for the indemnification of our officers and directors against liabilities which they may incur in such capacities.

EXECUTIVE COMPENSATION

Pete Parsley continued his full-time position as Vice President and Exploration Manager during 2010 at a salary of $105,000 per year from January to August 2010. In September his annual salary was increased to $113,000 per year.

Jim Collord voluntarily reduced his salary to $12,000 per year commencing in June 2008 which continued throughout 2009 to maximize financial resources available for exploration efforts. His salary was reinstated at rate of 60,000 per year from January to August 2010. In September 2010 his salary was increased to $110,000 per year.

Eric Jones commenced working for us in February 2008 at a 75% of a full-time rate of $100,000 per year, or $75,000 per year which was further reduced to a temporary rate of $12,000 per year starting June 1, 2009 through September 30, 2009.  His salary was returned to the 100% full-time rate of $100,000 starting in October 2009. In September 2010 his salary was increased to $110,000 per year.

As authorized by Board Resolution on March 30, 2010, a total of 550,000 shares of common stock were issued, of which 450,000 were issued to our Executive Officers and Directors. The stock was valued based on the fair market value of our common stock on the day of the awards. See Note 5 “Stockholders’ Equity” for further discussion of the award.

On August 24, 2010 the Board approved, subject to Shareholder approval of its SOP, a grant of 2.0 million options under the SOP to Directors, Executive Officers and other non-employees consultants. The options have a strike price of $0.27, which approximates the fair market value of our common equity on the date of grant, based on the average of the bid/ask prices as quoted by the National Quotation Bureau on the day of grant. The option certificates will reflect the actual date of the grant upon approval of the SOP by shareholders.

Summary Compensation Table

Compensation to our directors also included reimbursement of out-of-pocket expenses that are incurred in connection with the Directors’ duties associated with our business. There is currently no other compensation arrangements for our Directors. The following table provides certain summary information for the fiscal year ended December 31, 2010 concerning compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and three other highest paid executive officers, including our Directors:

Name & Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compen- sation (US$)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings (US$)	All Other Compensation/ Directors Fee (US$)	Total (US$)
Jim Collord, President & CEO	2010 2009	$76,668 $12,000	- -	$17,000 -	- -	- -	- -	- -	$93,668 $12,000
Eric T. Jones, CFO, Sec/Treasurer	2010 2009	$103,335 $60,270	- -	$17,000 -	- -	- -	- -	- -	$120,335 $60,270
Pete Parsley, V.P. & Director	2010 2009	$107,668 $103,000	- -	$17,000 -	- -	- -	- -	- -	$124,668 $103,000
Doug Glaspey Director	2010 2009	- -	- -	$8,500 -	- -	- -	- -	- -	$8,500 -
Robin S. McRae, Director	2010 2009	- -	- -	$8,500 -	- -	- -	- -	- -	$8,500 -
Edward Field, Director	2010 2009	- -	- -	$8,500 -	- -	- -	- -	- -	$8,500 -
R. Llee Chapman Director	2010 2009	- n/a	- n/a	- n/a	- n/a	- n/a	- n/a	- n/a	- n/a

There are no compensatory plans or arrangements for compensation of any Director in the event of his termination of office, resignation or retirement.

Options Grants During the Last Fiscal Year / Stock Option Plans

Prior to May 25, 2010, we did not have a stock option plan in favor of any our directors, officers, consultants or employees.

On May 25, 2010, our Board of Directors, subject to shareholder ratification and approval by the TSX-V  approved a Stock Option Plan (the “SOP”). The SOP will be administered by our Compensation Committee and/or our Board of Directors.   The SOP provides for the grant of stock options, incentive stock options, stock appreciation rights, restricted stock awards, and incentive awards to eligible individuals, namely President, Vice-President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and/or Principal Financial Officer, Directors, and Advisors. The SOP incorporates “rolling maximums” and “Evergreen” provisions. A “rolling maximum” is a fixed maximum percentage of our outstanding shares, whereby the number of shares under the SOP increasing automatically with increases in the total number of shares. “Evergreen” provisions permit the reloading of shares that make up the available pool of Shares for the SOP, once the options granted have been exercised. The SOP has a fixed percentage of 10% of the total number of shares outstanding. Under the SOP, the exercise price for options and rights granted under the SOP must equal our stock’s fair market value, at the time the option or right is granted. Additionally, on August 24, 2010, subject to ratification and approval of the SOP by our Shareholders and the TSX-V, the Board of Directors made a grant of 2,000,000 options with an exercise price of $0.27 per share  to officers, directors and advisors. Once the SOP is ratified and approved by shareholders and the TSX-V, those options will be deemed granted. For accounting purposes, the options granted will be valued as of the shareholder ratification and approval date. For legal and tax purposes, the options will be deemed granted and valued as of August 24, 2010.  On August 24, 2010, the closing price for our common stock traded on the OTCQB was $0.29 and there was no trading volume.

Until such time as we form a compensation committee, the SOP will be administered by our board of directors.  Our Directors, officers, employees, and consultants are eligible to receive grants of options under the SOP.  The aggregate number of shares reserved for issuance under the SOP is fixed at 10% of the total number of shares of common stock issued and outstanding from time to time.  Options granted to individuals performing investor relations activities will vest in stages over a twelve month period with a maximum of one-quarter (1/4) of the options vesting in any three-month period.  Options will vest according to the vesting schedule determined by the administrator of the plan (either the compensation committee or the board of directors, as the case may be) in no event later than five years from the date of grant.  Options granted under the SOP will have a maximum term of 10 years.  Under the terms of the plan, we must obtain disinterested shareholder for certain option grants, including a grant of options to any one individual in a twelve-month period to acquire shares exceeding 5% of the issued and outstanding shares of common stock, or to insiders within a twelve-month period to acquire shares exceeding 10% of the issued and outstanding common shares.  Options granted under the SOP are deemed not granted and cannot be exercised until the plan has been approved by our shareholders.

As authorized by Board Resolution on March 30, 2010, a total of 550,000 shares of common stock were issued to our Directors and three consultants. A stock payable of $93,500 was reflected in our long-term liabilities at March 31, 2010. The stock was issued subsequent to the quarter on April 8, 2010.

Exercise of Options

As at December 31, 2009, we issued 283,889 shares of our common stock for 155,000 options exercised by James Collord.  Accordingly, we recognized share-based compensation for an officer and a nonemployee director of $8,000 and $17,550, respectively, in Management and administration expense representing the fair value of stock calculated by comparing the fair value of the options pre and post modification to determine the incremental value as a result of the anti-dilution provision. The income tax effect of anti-dilution compensation is immaterial. We received $15,550 in cash from the options exercised in 2009.

Long-term Incentives

The Company has no Long-Term Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the Named Executive Officers concerning equity awards granted by us as of December 31, 2010.

Subsequent Contingent Issuances

On August 24, 2010, our Board of Directors authorized the grant of options to acquire 2,000,000 shares of common stock for our officers, directors, and key advisers, assuming our SOP is ratified by shareholders and approved by the TSX-V. These options cannot be exercised and are deemed not granted until the SOP has been approved by our shareholders and the TSX-V.

Subject to the foregoing conditions, the following table summarizes options granted to our officers and directors as at  December 31, 2010:

Outstanding Equity Awards as of December 31, 2010

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (US$)	Option Expiration Date
E. James Collord President, C.E.O., and Director	-0-	400,000	-0-	0.27	(2)
Glen P. Parsley V.P. and Director	-0-	400,000	-0-	0.27	(2)
Eric T. Jones C.F.O. and Director	-0-	400,000	-0	0.27	(2)
Llee Chapman Director	-0-	150,000	-0-	0.27	(2)
Doug Glaspey Director	-0-	100,000	-0-	0.27	(2)
Robin S. McRae Director	-0-	100,000	-0-	0.27	(2)
Edward Fields Director	-0-	100,000	-0-	0.27	(2)

(1)

Options cannot be exercised and are deemed not granted until our SOP has been ratified by our shareholders and approved the TSX-V.

(2)

Options expire on the date that is five years from the later of the date that the SOP is approved by our shareholders and the TSX-V.

Employment Contracts

At the end of 2010, we had three paid employees, namely, Pete Parsley, Eric Jones and Jim Collord.  They were employed per resolution of the Board and other than a monthly salary, plus normal burden, there are no other contractual understandings in the resolutions.  Each is reimbursed for the use of personal office equipment and phones, and Jim and Eric are reimbursed for health insurance and related costs up to a set maximum amount.  A salary service located in Elko, Nevada was used to pay employee’s salary and ensuring all appropriate taxes and employment-related state insurance was collected and paid.

2010 Share-Based Payments

Our Board of Directors granted 2 million options to officers, directors and outside consultants in August 2010 subject to approval of the SOP by shareholders. Since the options are subject to shareholder approval we did not recognize any stock compensation related to the grant by the Board.  If and when the shareholders approve the SOP we will recognize stock compensation expense equal to the fair value of the options granted on the date of approval. No retirement benefit, bonus, stock option or other remuneration plans are in effect with respect to the our officers and directors.

No retirement benefit, bonus, stock option or other remuneration plans are in effect with respect to our officers and directors.

Employment Contracts and Termination of Employment or Change of Control

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement) or change of control transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of December 31, 2010 by:

•

Our named executive officers;

•

Our directors at December 31, 2010;

•

All of our executive officers and directors as a group; and,

each person who is known to beneficially own more than 5% of our issued and outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

We have assumed no exercise of the outstanding warrants or options.

The percentage of common stock beneficially owned as of the date of this Prospectus is based on 27,001,740 shares of common stock to be outstanding, which does not include (i) 6,838,271 shares of common stock that will be acquired upon exercise of warrants by the investors in the 2010 offerings; (ii) 2,000,000 shares of common stock to be acquired upon exercise of  contingent options comprising the SOP, which cannot be exercised and are deemed not granted until the SOP has been approved by our shareholders and the TSX-V; and (iii) 475,000 shares of common stock to be acquired upon exercise of Finder’s warrants issued to Haywood and Bolder in the Summer 2010 Offering.

Unless otherwise indicated in the footnotes, the principal address of each of the shareholders below is c/o Thunder Mountain Gold, Inc., 5248 W. Chinden Blvd., Boise, Idaho 82001.

Name of Shareholder	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Executive Officers
E. James Collord	1,603,200(2)(3)	5.9%
Eric T. Jones	2,188,677(2)(4)	8.1%
Robin S. McRae	389,307(2)	1.4%
G. Peter Parsley	481,962(2)	1.8%
Edward Fields	92,393(2)	0.3%
Doug Glaspey	100,000	0.4%
R. Llee Chapman	161,800	0.6%
All current executive officers and directors as a group	5,017,339	18.6%
5% or greater shareholders
None to report

(1) Based on 27,001,740 shares of common stock issued and outstanding as of December 31, 2010.

(2) Sole voting and investment power.

(3) Includes 50,000 shares held in trust for Mr. Collord’s son, Jerritt Collord.

(4) Includes 1,100 shares held in trust for Mr. Jones` daughter, Nita Kleint.

Changes in Control

The Board of Directors is aware of no circumstances which may result in a change of control of us.

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Transactions with Management and Others

During the year ended December 31, 2010, we had the following transactions with related parties:

As authorized by Board Resolution on March 30, 2010, a total of 550,000 shares of common stock were issued, of which 450,000 shares were issued to our Executive Officers and Directors. The stock was valued based on the fair market value of our common stock on the date of the awards. We recognized $76,500 in stock compensation expense for the year ended December 31, 2010.

The following table summarizes awards to Executive Officers & Directors:

Name and Relation	Shares Awarded	Price$/ Share	Percent of Class
E. James Collord, - President and Director	100,000	$0.17	5.9%
Eric T. Jones - CFO, Sec/Treasurer and Director	100,000	$0.17	8.1%
G. Peter Parsley, Vice-President and Directors	100,000	$0.17	1.8%
Robin S. McRae, Director	50,000	$0.17	1.4%
Edward Fields, Director	50,000	$0.17	0.3%
Doug Glaspey, Director	50,000	$0.17	0.4%
Total	450,000	$0.17	17.9%

On August 24, 2010 the Board approved a grant of 2.0 million options under the SOP to Directors, Executive Officers and other non-employees consultants. The options have a strike price of $0.27, which approximates the fair market value of the Company’s common equity on the date of grant, based on the average of the bid/ask prices as quoted by the National Quotation Bureau on the day of grant. The option certificates will reflect the actual date of the grant upon approval of the SOP by shareholders. The Company did not recognize any stock compensation expense related to the option grant as the awards are contingent upon approval of the SOP by shareholders.

Certain Business Relationships

There have been no unusual business relationships during our last fiscal year between us and affiliates as described in Item 404 (b) (1-6) of Regulation S-K.

Indebtedness of Management

None of our Directors or executive officers or nominees for Directors, or any member of the immediate family of such has been indebted to us during the past year.

Directors’ Stock Purchases

Certain of our directors purchased common stock in 2010. Mr. Jones participated in the private placement that closed on September 24, 2010, receiving a total of 130,000 units in the placement. Mr. Jones purchased 52,000 units at Cdn$0.20 per unit, each unit consisting of one common share, and one warrant to purchase a share of common stock. Mr. Jones also received 78,000 units in full satisfaction of $21,000 in deferred compensation owed by us to Mr. Jones at the date of the placement.  Mr. Chapman also participated in the same private placement that closed on September 24, 2010, purchasing a total of 52,000 units at Cdn$0.20 per unit, each unit consisting of one common share, and one warrant to purchase a share of common stock.

Stock transactions for Eric Jones and R. Llee Chapman were reported on Form 4’s and are available on the SEC website.

Director Independence

Douglas Glaspey, Edward Fields, and R. Llee Chapman are independent non-employee members of the Board of Directors, as defined in the FINRA Marketplace Rule 4200.

DESCRIPTION OF SECURITIES

General

Our authorized capital consists of 200,000,000 shares of common stock, par value $0.001 per share, and  5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our shareholders, except to the extent that the voting rights of our shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by our certificate of incorporation. Our shareholders have no pre-emptive rights to acquire additional shares of our common stock or other securities. Our common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of our common stock now outstanding are fully paid and non-assessable. Our bylaws authorize the board of directors to declare dividends on our outstanding shares. The shares of our common stock are not subject to redemption. Holders of shares of our common stock are not be entitled to pre-emptive rights. As of March 15, 2011 there were 27,001,740 shares of our common stock issued and outstanding.

Preferred Stock

We may issue our preferred shares from time to time in one or more series as determined by our board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders. There are no shares of our preferred stock issued and outstanding.

Units, Warrants, Convertible Debt, and Options

As of December 31, 2010, there were outstanding common share purchase options or warrants entitling the holders to purchase up to 7,313,271 common stock at exercise prices between $0.10 and $0.20 with an average weighted exercise price of $0.195 per share.

The following chart summarizes warrants, options, and other derivative securities that can be exercised, or granted subject to shareholder ratification:

Number of Warrants/Options	Date of Issuance	Exercise Price	Expiration Date	Exercise Value
5,000	April 2009	US $0.15	April 2012	$750
1,250,000(1)	May 2010	US $0.20	May 2013 (1)	$250,000
2,000,000	August 2010	US $0.27	August 2015	$0.27
6,208,271	September 2010	CDN $0.20	September 2013 (2)	CDN $1,241,654
475,000	September 2010	CDN $0.20	September 2013 (3)	CDN $95,000

(1) These warrants are currently callable by the Company. Series A Warrants are exercisable for one-half of a Series B Warrant. Every whole Series B Warrant is exercisable for a price of $0.75 for one share of Common Stock within 18 months of the exercise of the Series A Warrant.

(2)   Options granted to certain officers, directors and advisors of the Company on August 24, 2010.  These options can not be exercised and are deemed not granted until the Company’s stock option plan has been approved by shareholders of the Company.

(3) Warrants are exercisable at any time on or before the first anniversary of the issue date at a price of CDN$0.20 per common share, at any time thereafter on or before the second anniversary of the issue date at a price of CDN$0.25 per common share, and at any time thereafter on or before the third anniversary of the issue date at a price of CDN$0.30 per common share.  In the event that the trading price of the common stock of the Company on the TSXV or the OTCQB closes above CDN$0.50 per share for 20 consecutive trading days in the period commencing on the date that is six months after the date of issue, the Company may accelerate the expiration date of the warrants to 4:00 p.m. (P.S.T.) on the date which is 30 days after notice is given to the holder via a press release of such accelerated expiration date.

Description of Units and underlying Warrants

Summer, 2010 Offering

On July 13, 2010, we initiated a private offering of securities to purchase, in the aggregate, 6,000,000 Units at a price of CDN$0.20 per Unit for aggregate proceeds of CDN$1,200,000, subject to any over-allotment (the “Summer 2010 Offering”). As of September 24, 2010 (the “Closing Date”), we had sold 6,130,271 Units.  There were 61 subscribers in the Summer 2010 Offering. Each Unit was comprised of one share of our common stock and one share purchase warrant.

The share purchase warrants were issued under Warrant Certificates (the "Warrants") between us and the holder. Computershare, Inc., and its subsidiary Computershare Trust Company, N.A., serve as Warrant Agent (the "Warrant Agent"). Copies of the Warrant Agent agreement and Warrants are filed as an exhibit to the Registration Statement and also may be examined at our offices or the Warrant Agent’s. The Warrant Agent acts solely as our agent in connection with the Warrants and does not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the Warrants does not purport to be complete and is qualified in its entirety by reference to the Warrants.

Each Warrant entitles the Holder to purchase one share of Common Stock at a price of $0.20 CDN at any time until one year from the issue date; $0.25 CDN at any time until two years from the issue date; and $0.30 CDN at any time until three years from the issue date. If  our common stock trades at a closing price greater than CDN$0.50 per share for 20 consecutive trading days after six months from the date of issue, we can accelerate the expiration  of the Warrants by giving notice to the holders and in such case the Warrants will expire on the 30th days after our notice.

At the time each Warrant is exercised, the exercise price of the Warrant must be paid in full.

We will have authorized and reserved for sale the stock purchasable upon exercise of the Warrants. When delivered, such shares of stock shall be fully paid and non-assessable.

The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including the issuance of any Common Stock as a dividend or any stock split or reverse split as a dividend. Adjustments in the number of shares issuable or in the exercise price or both shall also be made in the event of any merger other reorganization. Notwithstanding the foregoing, no adjustments shall be made due to the exercise of warrants, options or conversion rights outstanding as of the date of issuance of the Warrants.

The Warrant Certificates provide that we and the Warrant Agent may, without the consent of the holders of the Warrants, make changes in the Warrants Certificates which do not adversely affect, alter or change the rights, privileges or immunities of the registered holders of the Warrants.

No Warrant solicitation fee is payable to any Placement Agent and/or any Broker-dealer upon the exercise of the publicly held warrants being sold. A finder’s fee of US$92,233 (CDN$95,000) together with the grant of 475,000 warrants was paid to Haywood and Bolder for their sales of Units in the Offering.  Each warrant entitles Haywood and Bolder Investment Partners, Ltd. to purchase one share of Common Stock on the same terms and conditions as the investors in the Summer 2010 Offering.

No fractional shares of common stock will be issued upon exercise of these Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round the number of shares issuable to the nearest whole share.

The Units and the Warrants sold in the Summer 2010 offering will not be listed as separate securities for trading on any market. We did agree to file a registration statement within 45 days of the date of issue only for the common stock. No registration rights were granted to the Warrants or Units or the common stock underlying the Warrants. We are registering only the common stock underlying the Units. The issuance of the shares upon exercise of the Warrants is not covered by this Prospectus.

Spring, 2010 Offering

On April 30, 2010, we initiated a private offering to purchase 1,250,000 Units, composed of one share of common stock and 1 Series A Warrant (the “Spring 2010 Offering”). The closing date for the financing was May 11, 2010, and we received $250,000 in total proceeds.  There was 1 investor and a total of 1,250,000 Series A Warrants were issued. The Series A

Warrants are exercisable at $0.20, and upon exercise entitles the holder to one-half of a Series B Warrant. The Series A Warrants terminate upon the 18th month anniversary of the effectiveness of a Registration Statement filed under the Securities Act of 1933, for the Series A Warrants. For every whole Series B Warrant, upon exercise at $0.75 per share, a Series B Warrant Holder is entitled to one share of common stock. The Series B Warrants terminate upon the18th month anniversary of the exercise of the Series A Warrants. Series B Warrants Holders would receive certain modified “rachet” protection against dilution. The Series B Warrants are not deemed issued unless and until the Series A Warrants are exercised. Series A Warrants and Series B Warrants (once issued) are subject to call, upon notice, in certain circumstances. Certain “piggyback” registration rights were offered in conjunction with the offering.

R. Scott Barter a/k/a Streetsmart Communications Warrants

Effective April 8, 2010, we issued to R. Scott Barter as Trustee of the R. Scott Barter 2005 Defined Contribution Plan --- an option to purchase up to 250,000 common stock at an exercise price equal to the lesser of (x) $.0.20 per option share, or (y) the price per share paid by investors for shares of the our common stock in the first equity raise by the Company after the Option Grant Date, pursuant to an advisory letter of agreement. These options vest immediately. The option will expire if not exercised by April 8, 2015. The R. Scott Barter 2005 Defined Contribution Plan exercised the Option and received 123,750 shares of our Common Stock. No cash of any kind was paid upon exercise of the Option Agreement. The issuance and subsequent exercise of the Option Agreement were pursuant to the “cashless exercise” provisions of the Option Agreement, and there was no other consideration for any “cashless exercise”. The Options were issued as directed by R. Scott Barter d/b/a Streetsmart Communications in consideration for consulting services provided to us pursuant to a Consulting Agreement, dated April 8, 2010, as amended by that certain First Extension of Consulting Agreement, dated July 16, 2010;

Other Outstanding Warrants

•

On December 31, 2009, we initiated a warrant re-pricing offering whereby warrant holders could exercise their existing $0.30 and $0.40 warrants for $0.15 for a period of 60 days. Jim Collord continues to possess 5,000 of these warrants, and we gave him the option of exercising these warrants at the lowest/best price of $0.15 for the original period because of his willingness and sacrifice in making bridge loans to us and minimal salary while our finances improved. These warrants expire in June 2012.

•

On August 7, 2008, we granted consultant 10,000 warrants to purchase common stock at $0.10. These warrants were set to expire on the third anniversary, or August 7, 2011. On December 16, 2010, the warrants were exercised.

Description of  Convertible Debt

On March 31, 2010, we approved a bridge loan from E. James Collord, our CEO and a director, and his spouse, Leta Mae Collord (“Collords”). The note was for US$50,000, at an interest rate of 1% per month with the first payment due in thirty days.  The purpose of the bridge loan was to provide us with operational capital to meet our then day to day operational needs. A total of $50,000 of the Note was repaid to the Collords with funds from the Summer 2010 Offering. The Note granted the Collords an option that any portion or the amount loaned could be convertible to our common stock at the greater of:  the then market price of the warrant at the date of conversion, or US$0.15 per share.  The loan was advanced to us on April 5, 2010, with the entire balance of the loan including interest due by July 29, 2010.  The Collords subsequently agreed to extend the payment due date until December 31, 2010.  The Collords were repaid in full as of December 31, 2010.

Description of Existing Options

As of December 31, 2010, there were contingent options held by our officers, directors, and others to purchase an aggregate of 2,000,000 shares of common stock, exercisable at a weighted average exercise price of $0.27 per share.  The options are contingent on approval of the SOP by the TSX-V and ratification by our shareholders.

Registration Rights

We have provided to investors in our Spring and Summer Private Placements, certain "piggyback" registration rights (meaning holders may request that their securities be covered by a registration statement that we are otherwise filing). The Summer 2010 Private placement stockholders may only request their common stock and Spring 2010 Private Placement warrant-holders may request that their warrants and underlying shares be registered). These registration rights are contained in the Spring and Summer 2010 Private Placements.  We are required to use our best efforts to effect any such registration. We will pay all registration expenses, other than underwriting discounts and commissions in connection with any piggyback registration.

Listing

Our common stock currently trades in interdealer and over-the-counter transactions, and price quotations have been available in the "pink sheets" of the National Quotation Bureau (OTCQB) under the symbol "THMG". Our common stock is also listed on the TSX- V under the symbol "THM”.

Dividends

We paid no dividends in 2010. 2009 or 2008, and we have no plans to pay a dividend in the foreseeable future. Dividends are payable solely at the discretion of the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

Subject to approval by the TSX-V and ratification by our shareholders, we adopted our SOP on May 25, 2010. Subject to the foregoing, we granted options to acquire 2,000,000 shares of common stock at a weighted average exercise price of $0.27 per share. Options granted under the SOP are deemed not granted and cannot be exercised until the SOP has been approved by our shareholders and the TSX-V.

The SOP will be administered by the Board of Directors.  Our Directors, officers, employees, and consultants are eligible to receive grants of options under the SOP.  The total number of shares reserved for issuance under the SOP is fixed at 10% of the total number of common stock issued and outstanding from time to time.  Options will vest according to the vesting schedule determined by the Plan Administrator, but in no event later than five years from the date of grant.  Options granted under the SOP will have a maximum term of 10 years.  Under the terms of the SOP, we must obtain disinterested shareholder approval for certain option grants, including a grant of options to any one individual in a twelve-month period to acquire shares exceeding 5% of the issued and outstanding common stock, or to insiders within a twelve-month period to acquire shares exceeding 10% of the issued and outstanding common stock.  The SOP’s stated effective date is May 1, 2010, subject to ratification and approval by shareholders of the Company or the TSX-V (whichever is later)  The l  term of the SOP is  ten years or such earlier date as may be determined by our Directors.

MARKET FOR COMMON EQUITY & RELATED STOCKHOLDER MATTERS

Market Information

There is no established market for trading the common stock of the company. Our common stock is not regularly quoted in the automated quotation system of a registered securities system or association. Our common stock is traded on the Pink Sheets (OTCQB) under the symbol “THMG”.  The "over-the-counter" quotations do not reflect inter-dealer prices, retail mark-ups, commissions or actual transactions. Our common stock is also listed on the TSX-V under the symbol "THM".

The following table illustrates the average high/low price of our common stock for both the OTCQB and TSX-V for the last two (2) fiscal years 2010 and 2009:

	OTCBB (US$)		TSX-V(Cdn$)(1)
PERIOD(2)	HIGH	LOW	HIGH	LOW
2010
First Quarter	$ 0.22	$ 0.12	-	-
Second Quarter	$ 0.39	$ 0.16	-	-
Third Quarter	$ 0.33	$ 0.20	$ 0.33	$ 0.33
Fourth Quarter	$ 0.43	$ 0.19	$ 0.40	$ 0.29

2009
First Quarter	$ 0.30	$ 0.11	-	-
Second Quarter	$ 0.25	$ 0.18	-	-
Third Quarter	$ 0.28	$ 0.11	-	-
Fourth Quarter	$ 0.28	$ 0.11	-	-

At April 12, 2011, the price per share quoted on the OTCQB was $0.30 and Cdn$0.34 on the TSX-V.

(1)  Our common stock began trading on the TSX-V on September 24, 2010.

(2)  Quarters indicate calendar year quarters.

Holders

As of March 15, 2011 we had approximately 2,100 shareholders of record of our common stock. We believe that the number of beneficial owners is substantially greater than the number of record holders because a large portion of our common stock is held of record through brokerage firms in “street name.”

Transfer Agent

Our independent stock transfer agent is Computershare Trust Company. Inc., located at 350 Indiana Street, Suite 750 Golden, CO 80401. Computershare Investor Services, Inc. of Toronto, Canada, is our co-Transfer Agent.

Securities Authorized For Issuance under Stock Option Plan

The SOP has a fixed percentage of 10% of the total number of Shares outstanding. On August 24, 2010, the Directors issued options to acquire 2,000,000 shares of common stock at a price of $0.27 per share. Options granted under the SOP are deemed not granted and cannot be exercised until the SOP has been approved by our shareholders and the TSX-V.

On February 1, 2007, we approved an Employee Stock Incentive Plan for our wholly owned subsidiary Thunder Mountain Resources, Inc. At the same time a total of one million shares of common stock of Thunder Mountain Resources, Inc., were allocated to such Plan.  No securities have been granted or issued under such Plan.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

2010

Summer 2010 Offering

The Summer 2010 Offering was conducted in Canada and in the United States. As of the Closing Date, we received subscriptions for 6,130,271 Units, for gross proceeds of  $1,190,216.

The Summer 2010 Offering was considered a non-brokered transaction since we did not retain an agent to offer and sell the Units. We paid Finder’s fees to Haywood and Bolder on gross proceeds of CDN$950,000, of: (i) a cash commission of 10 percent (10%) of amounts raised; and, (ii) share purchase warrants equal to 10% of the underlying Units sold in the Offering.

The private placement transactions were completed in reliance on Rule 506 of Regulation D of the Securities Act, with respect to investors in the United States, and in reliance on Rule 903 of Regulation S of the Securities Act, with respect to those investors who were not "U.S. Persons," within the meaning of Regulation S, and who were otherwise outside of the United States. Sales to United States investors pursuant to Rule 506 of Regulation D were limited to investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D.

Spring 2010 Offering

The Spring 2010 Offering was conducted solely in the United States. The offering was closed on May 11, 2010, and we received $250,000 in total proceeds. The minimum individual subscription was $100,000.  Participation was limited to accredited investors. There was no placement agent fee paid in the offering, and no accountable or unaccountable expense allowance.  There was 1 investor in the Spring 2010 Offering.

The offering was believed exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(6) the Securities Act of 1933, as amended.  The securities offered, sold, and issued in connection with the Spring 2010 Offering was not registered under the Securities Act of 1933, as amended, or any state securities laws and cannot be offered or sold absent registration with the Securities and Exchange Commission or an applicable exemption from  registration requirements.

2009

On August 7, 2009, we closed a private offering of securities solely to accredited investors. The offering consisted of 380,000 Units priced at $0.20 each; each Unit consisting of a share of common stock, $0.001 par value, and a warrant to purchase common stock for $0.30 per share. As a result of completion of the offering, a total of 380,000 shares of common stock, $0.001 par value, and warrants to acquire 380,000 shares of common stock were issued. Included in the 380,000 units issued, were 5,000 units issued for services valued at $1,000.  There were no registration rights granted in connection with the offering. No Placement Agent was used, and no commissions were paid.

On August 10, 2009 our Board unanimously approved a resolution authorizing the re-pricing of warrants, including those issued in the August 7, 2009 private placement. The Warrants that were originally exercisable at $0.30 or $0.40 per share were reduced to an exercise price of $0.15 per share, with such re-pricing valid until November 23, 2009.  As a result of completion of the offering, a total of 3,020,000 warrants were exercised for 3,020,000 shares of common stock, $0.001 par value. Commissions of $23,250 were paid to a placement agent, resulting in net cash proceeds of $429,750 to us. Additionally, 100,000 shares were issued for warrants with an exercise price of $0.05 per share, for net cash proceeds of $5,000.  The net cash proceeds from the exercise of warrants were $434,750. One of our officers was issued 30,000 shares of common stock for warrants exercised at $0.15 per share in exchange for a loan reduction of $4,500. There were no registration rights granted in connection with any of these shares. No other commissions were paid, and a total of $450 in exemption filing fees paid to the states of Idaho, California and Washington.

The offering and the shares issued for services and option exercises are believed exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended.  The securities offered, sold and issued in connection with the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration requirements

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the issuance and ownership to U.S. holders and non-U.S. holders (each defined below) of our Common Stock.

For purposes of this discussion, a U.S. holder is a beneficial owner of our Common Stock that is:

•	an individual who is a citizen or resident of the United States
•

a Corporation (or other entity taxed as a Corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder is a beneficial owner of our Common Stock that is not a U.S. holder.

This section is based on current provisions of the Internal Revenue Code of 1986, as amended, the Code, current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. No ruling has been sought from the U.S. Internal Revenue Service (the “IRS”) as to the federal income tax consequences of the transactions described herein. Furthermore, this summary is not binding on the IRS, and the IRS is not precluded from adopting a contrary position.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each holder of our Common Stock. This section does not address all aspects of U.S. federal income taxation that may be relevant to any particular investor based on such investor’s individual circumstances. In particular, this section considers only U.S. holders and non-U.S. holders that hold our Common Stock as capital assets (and will hold any of our Common Stock as capital assets) and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to investors that are subject to special treatment, including:

•	broker-dealers;
•	insurance companies;
•	taxpayers who have elected mark-to-market accounting;
•	tax-exempt organizations;
•	regulated investment companies;
•	real estate investment trusts;

•	financial institutions or “financial services entities;”
•	taxpayers who hold our Common Stock or warrants to acquire our Common Stock as part of a straddle, hedge, conversion transaction or other integrated transaction;
•	holders that acquired our Common Stock through the exercise of employee stock options or other compensation arrangements;
•	controlled foreign Corporations;
•	passive foreign investment companies;
•	certain expatriates or former long-term residents of the United States; and
•	U.S. holders whose functional currency is not the U.S. dollar.

This summary of certain United States federal income tax considerations constitutes neither tax nor legal advice. The summary does not consider U.S. federal gift or estate tax laws, or state, local or non-U.S. tax laws. In addition, the section does not consider the tax treatment of entities taxable as partnerships for U.S. federal income tax purposes or other pass-through entities or persons who hold our Common Stock through such entities. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of our common stock, including the application to their particular situation of any United States federal estate and gift, United States alternative minimum, United States state and local, non-United States and other tax laws and of any applicable income tax treaty.

Tax Consequences of Owning our Common Stock

U.S. Holders

Dividends and Other Distributions on our Common Stock

Distributions on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current or accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock, and any remaining excess will be treated as capital gain from a sale or exchange of our common stock, subject to the tax treatment described below in “Gain on Disposition of Common Stock.

Dividends received by a Corporate U.S. holder generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends received by a non-Corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income.

Gain on Disposition of Common Stock

Upon the sale, exchange or other disposition of our common stock, a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or other disposition of our common stock and the U.S. holder’s adjusted basis in such stock. Generally, such gain or loss will be capital gain or loss and will be long term capital gain or loss if the U.S. holder’s holding period for the shares exceeds one year. Long term capital gains of non-Corporate U.S. holders are currently subject to a reduced maximum tax rate of 15% for tax years beginning on or before December 31, 2010. After December 31, 2010, the maximum capital gains rate is scheduled to increase to 20%. The deductibility of capital losses is subject to limitations.

Surtax on Unearned Income.

For tax years beginning after Dec. 31, 2012, a 3.8% surtax called the Unearned Income Medicare Contribution, would be placed on net investment income of a taxpayer earning over $200,000 ($250,000 for a joint return). Net investment income would be interest, dividends, royalties, rents, gross income from a trade or business involving passive activities, and net gain from disposition of property (other than property held in a trade or business). Net investment income would be reduced by properly allocable deductions to such income.

Non-U.S. Holders

Dividends and Other Distributions on our Common Stock

In general, any distributions made to a non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, such dividends generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Any distribution not constituting a dividend will be treated first as a tax-free return of capital and will reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and any remaining excess will be treated as gain realized from the sale or other disposition of the common stock, as described under “— Gain on Disposition of Common Stock or Warrants” below.

Dividends paid to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax at the same graduated individual or corporate rates applicable to U.S. holders. If the non-U.S. holder is a Corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States;
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•

the Company is or has been a “United States real property holding Corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our Common Stock or warrants exercisable for shares of our Common Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gain described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax.

With respect to the third bullet point above, the Company believes that it will not be a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Back-up Withholding

A U.S. holder may be subject to information reporting requirements with respect to dividends paid on our common stock, and on the proceeds from the sale, exchange or disposition of our common stock. In addition, a U.S. holder may be subject to back-up withholding (currently at 28%) on dividends paid on our common stock and on the proceeds from the sale, exchange or other disposition of our common stock, unless the U.S. holder provides certain identifying information, such as a duly executed IRS Form W-9 or appropriate W-8, or otherwise establishes an exemption. Back-up withholding is not an additional tax and the amount of any back-up withholding will be allowable as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. In general, a non-U.S. holder will not be subject to information reporting and backup withholding. However, a non-U.S. holder may be required to establish an exemption from information reporting and backup withholding by certifying the non-U.S. holder’s non-U.S. status on Form W-8BEN. Holders are urged to consult their own tax advisors regarding the application of the information reporting and back-up withholding rules to them.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Charles A. Cleveland, P.S. Charles A. Cleveland, the sole shareholder of the law firm, beneficially owns 927,269 shares of common stock.

EXPERTS

Financial statements as of December 31, 2010 and 2009, and for the years then ended appearing in this prospectus, have been included herein and in the registration statement in reliance upon the report of DeCoria, Maichel & Teague, P.S., an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

INTERESTS OF EXPERTS AND COUNSEL

Attorneys with Charles A. Cleveland, P.S., representing us with respect to this offering beneficially own 927,269 common stock together with options to purchase 100,000 shares of common stock as of the date of this Prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matter as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.  Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to our Shares offered by this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding us and our securities offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

This registration statement, including exhibits thereto, and any periodic reports we may in the future be required to file may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of the registration statement, including the exhibits thereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov. Our SEC filings are also available through the “Investor Info” section of our website at www.thundermountaingold.com.

We also file reports, statements or other information with the British Columbia Securities Commission. Copies of these documents that are filed through the System for Electronic Document Analysis and Retrieval, or "SEDAR," of the Canadian Securities Administrators are available at its web site http://www.sedar.com.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Thunder Mountain Gold, Inc. (An Exploration Stage Company) (“the Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thunder Mountain Gold, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial losses, has no recurring source of revenue, and has an accumulated deficit.  These factors raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DeCoria, Maichel & Teague P.S.

Spokane, Washington

March 22, 2011

Thunder Mountain Gold, Inc.
(An Exploration Stage Company)
Consolidated Balance Sheets
December 31, 2010 and 2009
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$ 298,232	$ 266,207
Prepaid expenses and other assets	23,118	61,067
Total current assets	321,350	327,274

Property, plant, equipment and mining claims:
South Mountain Mines property	357,497	357,497
Plant and equipment, net	23,109	35,536
Mining properties and claims	59,930	49,030
Total property, plant, equipment and mining claims	440,536	442,063

Other assets:
Deferred financing costs	172,653	-

Total assets	$ 934,539	$ 769,337

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFECIT)

Current liabilities:
Accounts payable and other accrued liabilities	$ 52,617	$ 53,895
Accounts payable and interest – related party	-	13,408
Deferred salaries	-	21,000
Convertible related party note payable, net	-	32,300
Note payable	-	50,000
Total current liabilities	52,617	170,603

Long-term liabilities:
Warrant liabilities (Note 5)	1,589,171	-
Total liabilities	1,641,788	170,603

Commitments and Contingency (Note 6)

Stockholders' equity (deficit):
Preferred stock; $0.0001 par value, 5,000,000
shares authorized; no shares issued or outstanding	-	-
Common stock; $0.001 par value, 200,000,000 shares
authorized; 27,001,740 and 18,583,469 shares issued and outstanding, respectively	27,002	18,584
Additional paid-in capital	2,452,644	2,115,523
Less: 11,700 shares of treasury stock, at cost	(24,200)	(24,200)
Deficit accumulated prior to 1991	(212,793)	(212,793)
Accumulated deficit during the exploration stage	(2,949,902)	(1,298,380)
Total stockholders’ equity (deficit)	(707,249)	598,734
Total liabilities and stockholders' equity (deficit)	$ 934,539	$ 769,337

The accompanying notes are an integral part of these consolidated financial statements.

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the years ended December 31, 2010 and 2009 and

for the period of Exploration Stage 1991 through December 31, 2010

			During Exploration Stage 1991
			Through
	Years Ended, December 31,		December 31, 2010
	2010	2009	(unaudited)
Revenue:
Royalties, net	$ -	$ -	$ 328,500
Gain on sale of property and mining claims	-	-	2,576,112
Total revenue	-	-	2,904,612

Expenses:
Exploration expense	516,241	98,640	1,742,820
Legal and accounting	194,351	103,599	762,216
Management and administrative	544,932	374,424	2,132,271
Directors' fees	76,500	17,550	725,741
Depreciation	12,427	22,315	124,734
Total expenses	1,344,451	616,528	5,487,782

Other income (expense):
Interest and dividend income	177	74	283,926
Interest expense	(64,420)	(4,331)	(96,457)
Gain on change in fair value of
warrant liability (Note 5)	7,789	-	7,789
Loss on common stock and
warrants (Note 5)	(250,617)	-	(250,617)
Gain on sale of securities	-	-	166,116
Impairment loss on securities	-	-	(52,299)
Total other income (expense)	(307,071)	(4,257)	58,458

Net loss before income taxes	(1,651,522)	(620,785)	(2,524,712)
(Provision) benefit for income taxes	-	59,841	(151,496)
Net loss	(1,651,522)	(560,944)	(2,676,208)
Treasury stock cancelled	-	-	(273,694)
Comprehensive loss	$ (1,651,522)	$ (560,944)	$ (2,949,902)

Net loss per common share - basic	$ (0.08)	$ (0.04)	$ (0.21)
Weighted average common shares outstanding-basic	21,735,690	15,455,139	13,762,119

The accompanying notes are an integral part of these consolidated financial statements.

Thunder Mountain Gold, Inc.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
For the years ended December 31, 2010 and 2009 and for the period of Exploration Stage 1991 through December 31, 2010
			During
			Exploration Stage
			1991 Through
			December 31,
Cash flows from operating activities:	2010	2009	2010 (unaudited)
Net loss	$ (1,651,522)	$ (560,944)	$ (2,676,208)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and depletion	12,427	22,315	124,734
Adjustment for anti dilution provisions	-	25,550	86,084
Common stock, warrants, and options issued
for services	111,000	2,500	192,320
Amortization of directors’ fees prepaid
with common stock	-	-	53,400
Common stock issued to directors	76,500	-	76,500
Amortization of discount on notes
and deferred financing costs	58,362	-	58,362
Gain on sale of mining claims	-	-	(2,736,553)
Impairment loss on securities	-	36	52,335
Gain on change in fair value of warrant liability	(7,789)	-	(7,789)
Loss on issuance of common stock and warrants	250,617	-	250,617
Change in:
Prepaid expenses	37,949	(24,112)	(23,118)
Accounts payable and other accrued liabilities	(1,278)	(19,249)	38,049
Accounts and interest payable – related party	(13,408)	13,408	-
Deferred salaries	-	21,000	21,000
Receivables	-	-	124,955
Net cash used by operating activities	(1,127,142)	(519,496)	(4,365,312)

Cash flows from investing activities:
Proceeds from sale of property and mining claims	-	-	5,500,000
Purchase of Dewey Mining Co. mining claims	-	-	(2,923,888)
Purchase of investments	-	-	(354,530)
Purchase of South Mountain Mines	-	-	(357,497)
Purchase of mining claims	(10,900)	(29,530)	(59,930)
Purchase of equipment	-	-	(168,577)
Proceeds from disposition of investments	-	-	642,645
Proceeds from disposition of equipment	-	-	49,310
Net cash provided (used) by investing activities	(10,900)	(29,530)	2,327,533

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	1,251,867	75,000	2,033,867
Proceeds from exercise of stock options and warrants	500	450,300	508,600
Acquisition of treasury stock	-	-	(376,755)
Borrowing on related party note payable	90,000	90,000	421,500
Payments on related party note payable	(122,300)	(53,200)	(417,000)
Borrowing on notes payable	-	50,000	50,000
Payments on notes payable	(50,000)	-	(50,000)
Net cash provided by financing activities	1,170,067	612,100	2,170,212

The accompanying notes are an integral part of these consolidated financial statements.

Thunder Mountain Gold, Inc.
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
For the years ended December 31, 2010 and 2009 and for the period of Exploration Stage 1991 through December 31, 2010
During
Exploration Stage
1991 Through
December 31,
	2010	2009	2010 (unaudited)

Net increase in cash and cash equivalents	32,025	63,074	132,433
Cash and cash equivalents, beginning of period	266,207	203,133	165,799
Cash and cash equivalents, end of period	$ 298,232	$ 266,207	$ 298,232

Supplemental disclosures of cash flow information:
Cash paid for interest	$ 6,058	$ 3,354	$ 9,412
Cash paid for income taxes	$ -	$ -	$ 503,514

Noncash investing and financing activities:
Stock issued to acquire equipment from related party	$ -	$ -	$ 11,850

Stock issued for mining contract	$ -	$ -	$ 50,000

Stock issued for payments related party note payable	$ -	$ 4,500	$ 4,500

Stock issued for payment of accounts payable	$ -	$ -	$ 29,250

Fair value of warrants issued in private placement	$ 1,596,960	$ -	$ 1,596,960

Stock issued for deferred compensation	$ 21,000	$ -	$ 21,000

The accompanying notes are an integral part of these consolidated financial statements.

Thunder Mountain Gold, Inc.
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the years ended December 31, 2010 and 2009, and for
the period of Exploration Stage 1991 through December 31, 2010
							Retained
				Accumulated			Earnings Accumulated
			Additional	Other		Retained	During Exploration
	Common Stock		Paid-in	Comprehensive	Treasury	Earnings	Stage (1991
	Shares	Amount	Capital	Income (Loss)	Stock	(Deficit)	Through Dec. 31, 2009)	Total
Balances at January 1, 1991	7,776,587	$ 388,829	$ 254,285	$ -	$ (24,150)	$ 20,002	$ -	$ 638,966
Stock previously issued but not
recorded by transfer agent	1,265	63	(63)	-	-	-	-	-
Stock cancelled	(50,000)	(2,500)	(10,000)	-	-	-	-	(12,500)
Net loss - 1991	-	-	-	-	-	-	(82,358)	(82,358)
Balances at December 31, 1991	7,727,852	386,392	244,222	-	(24,150)	20,002	(82,358)	544,108
Stock issued for mining contract	1,000,000	50,000	-	-	-	-	-	50,000
Net loss - 1992	-	-	-	-	-	-	(14,718)	(14,718)
Balances at December 31, 1992	8,727,852	436,392	244,222	-	(24,150)	20,002	(97,076)	579,390
Stock issued for options exercised	1,000,000	50,000	10,000	-	-	-	-	60,000
Net loss - 1993	-	-	-	-	-	-	(42,942)	(42,942)
Balances at December 31, 1993	9,727,852	486,392	254,222	-	(24,150)	20,002	(140,018)	596,448
Unrealized gain in marketable securities	-	-	-	215,803	-	-	-	215,803
Cumulative effect of change in
accounting principle	-	-	-	(910)	-	910	-	-
Net loss - 1994	-	-	-	-	-	-	(27,471)	(27,471)
Balances at December 31, 1994	9,727,852	486,392	254,222	214,893	(24,150)	20,912	(167,489)	784,780
Unrealized gain in marketable securities	-	-	-	141,801	-	-	-	141,801
Net income - 1995	-	-	-	-	-	-	26,367	26,367
Balances at December 31, 1995	9,727,852	486,392	254,222	356,694	(24,150)	20,912	(141,122)	952,948
Unrealized gain in marketable securities	-	-	-	12,360	-	-	-	12,360
Net income - 1996	-	-	-	-	-	-	83,029	83,029
Balances at December 31, 1996	9,727,852	486,392	254,222	369,054	(24,150)	20,912	(58,093)	1,048,337
Reacquisition of stock	-	-	-	-	(50)	-	-	(50)
Unrealized loss in marketable securities	-	-	-	(168,521)	-	-	-	(168,521)
Reclassification adjustment for losses
included in net income	-	-	-	27,389	-	-	-	27,389
Net loss - 1997	-	-	-	-	-	-	(10,139)	(10,139)
Balances at December 31, 1997	9,727,852	486,392	254,222	227,922	(24,200)	20,912	(68,232)	897,016
Unrealized loss in marketable securities	-	-	-	(26,895)	-	-	-	(26,895)
Impairment loss - mining claims	-	-	-	-	-	(233,705)	-	(233,705)
Net loss - 1998	-	-	-	-	-	-	(125,684)	(125,684)
Comprehensive (loss)								(386,284)
Balances at December 31, 1998	9,727,852	486,392	254,222	201,027	(24,200)	(212,793)	(193,916)	510,732

The accompanying notes are an integral part of these consolidated financial statements.

Thunder Mountain Gold, Inc.
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the years ended December 31, 2010 and 2009, and for
the period of Exploration Stage 1991 through December 31, 2010
							Retained
				Accumulated			Earnings Accumulated
			Additional	Other		Retained	During Exploration
	Common Stock		Paid-in	Comprehensive	Treasury	Earnings	Stage (1991
	Shares	Amount	Capital	Income (Loss)	Stock	(Deficit)	Through Dec. 31, 2009)	Total
Balances at December 31, 1998	9,727,852	486,392	254,222	201,027	(24,200)	(212,793)	(193,916)	510,732
Unrealized loss in marketable securities	-	-	-	(24,030)	-	-	-	(24,030)
Net income - 1999	-	-	-	-	-	-	37,050	37,050
Comprehensive income								13,020
Balances at December 31, 1999	9,727,852	486,392	254,222	176,997	(24,200)	(212,793)	(156,866)	523,752
Unrealized holding loss in
marketable securities	-	-	-	(60,186)	-	-	-	(60,186)
Reclassification adjustment for gains
included in net income	-	-	-	(47,100)	-	-	-	(47,100)
Reclassification adjustment for
securities sold with gains
previously included in other
comprehensive income	-	-	-	(89,587)	-	-	-	(89,587)
Net loss - 2000	-	-	-	-	-	-	(102,602)	(102,602)
Comprehensive (loss)								(299,475)
Balances at December 31, 2000	9,727,852	486,392	254,222	(19,876)	(24,200)	(212,793)	(259,468)	224,277
Unrealized holding loss in
marketable securities	-	-	-	(17,108)	-	-	-	(17,108)
Reclassification adjustment for losses
included in net income	-	-	-	45,455	-	-	-	45,455
Reclassification adjustment for
Securities sold with gains								-
previously included in other								-
comprehensive income	-	-	-	(26,778)	-	-	-	(26,778)
Net loss - 2001	-	-	-	-	-	-	(145,648)	(145,648)
Comprehensive (loss)								(144,079)
Balances at December 31, 2001	9,727,852	486,392	254,222	(18,307)	(24,200)	(212,793)	(405,116)	80,198

The accompanying notes are an integral part of these consolidated financial statements.

Thunder Mountain Gold, Inc.
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the years ended December 31, 2010 and 2009, and for
the period of Exploration Stage 1991 through December 31, 2010
							Retained
				Accumulated			Earnings Accumulated
			Additional	Other		Retained	During Exploration
	Common Stock		Paid-in	Comprehensive	Treasury	Earnings	Stage (1991
	Shares	Amount	Capital	Income (Loss)	Stock	(Deficit)	Through Dec. 31, 2009)	Total
Balances at December 31, 2001	9,727,852	486,392	254,222	(18,307)	(24,200)	(212,793)	(405,116)	80,198
Unrealized loss in marketable securities	-	-	-	(2,994)	-	-	-	(2,994)
Reclassification adjustment for losses
included in net income	-	-	-	13,298	-	-	-	13,298
Reclassification adjustment for securities
sold with gains previously included in
other comprehensive income	-	-	-	(14,294)	-	-	-	(14,294)
Net loss - 2002	-	-	-	-	-	-	(95,651)	(95,651)
Comprehensive (loss)								(99,641)
Balances at December 31, 2002	9,727,852	486,392	254,222	(22,297)	(24,200)	(212,793)	(500,767)	(19,443)
Reclassification adjustment for losses
included in net income	-	-	-	34,335	-	-	-	34,335
Reclassification adjustment for securities
sold with gains previously included in
other comprehensive income	-	-	-	(12,948)	-	-	-	(12,948)
Unrealized gain in marketable securities	-	-	-	4,830	-	-	-	4,830
Net loss - 2003	-	-	-	-	-	-	(95,473)	(95,473)
Comprehensive (loss)								(69,256)
Balances at December 31, 2003	9,727,852	486,392	254,222	3,920	(24,200)	(212,793)	(596,240)	(88,699)
Unrealized gain in marketable securities	-	-	-	14,187	-	-	-	14,187
Net loss - 2004	-	-	-	-	-	-	(111,424)	(111,424)
Comprehensive (loss)								(97,237)
Balances at December 31, 2004	9,727,852	486,392	254,222	18,107	(24,200)	(212,793)	(707,664)	(185,936)
Purchase 1,883,525 shares treasury stock	-	-	-	-	(376,705)	-	-	(376,705)
Stock options issued and expensed
(150,000 shares)	-	-	16,380	-	-	-	-	16,380
Reclassification adjustment for securities
sold with gains previously included in
other comprehensive income	-	-	-	(17,622)	-	-	-	(17,622)
Net income - 2005	-	-	-	-	-	-	1,856,493	1,856,493
Balances at December 31, 2005	9,727,852	486,392	270,602	485	(400,905)	(212,793)	1,148,829	1,292,610

The accompanying notes are an integral part of these consolidated financial statements.

Thunder Mountain Gold, Inc.
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the years ended December 31, 2010 and 2009, and for
the period of Exploration Stage 1991 through December 31, 2010
							Retained
				Accumulated			Earnings Accumulated
			Additional	Other		Retained	During Exploration
	Common Stock		Paid-in	Comprehensive	Treasury	Earnings	Stage (1991
	Shares	Amount	Capital	Income (Loss)	Stock	(Deficit)	Through Dec. 31, 2009)	Total
Balances at December 31, 2005	9,727,852	486,392	270,602	485	(400,905)	(212,793)	1,148,829	1,292,610
Stock issued for accounts payable	225,000	11,250	18,000	-	-	-	-	29,250
Cancel 1,883,525 shares treasury stock	(1,883,525)	(94,176)	(8,835)	-	376,705	-	(273,694)	-
Stock options issued and expensed
(360,000 shares)	-	-	39,240	-	-	-	-	39,240
Net loss - 2006	-	-	-	-	-	-	(171,879)	(171,879)
Balances at December 31, 2006	8,069,327	403,466	319,007	485	(24,200)	(212,793)	703,256	1,189,221
Stock issued for private placement	2,500,000	125,000	-	-	-	-	-	125,000
Stock issued for directors' fees	500,000	25,000	20,000	-	-	-	-	45,000
Stock issued for prepaid consulting
services	60,000	3,000	5,400	-	-	-	-	8,400
Stock options exercised	800,253	40,013	17,787	-	-	-	-	57,800
Anti-dilution expense on options exercised	-	-	60,534	-	-	-	-	60,534
Net loss - 2007	-	-	-	-	-	-	(392,709)	(392,709)
Balances at December 31, 2007	11,929,580	596,479	422,728	485	(24,200)	(212,793)	310,547	1,093,246
Reclassification adjustment for
change in par value of common stock	-	(584,549)	584,549	-	-	-	-	-
Stock issued for private placement	2,775,000	2,775	519,225	-	-	-	-	522,000
Stock issued to acquire equipment
from related party	60,000	60	11,790	-	-	-	-	11,850
Warrants issued for consulting services	-	-	23,200	-	-	-	-	23,200
Reclassification of other comprehensive
income for permanent impairment of
investment	-	-	-	(485)	-	-	-	(485)
Net loss - 2008	-	-	-	-	-	-	(1,047,983)	(1,047,983)
Balances at December 31, 2008	14,764,580	14,765	1,561,492	-	(24,200)	(212,793)	(737,436)	601,828

The accompanying notes are an integral part of these consolidated financial statements.

Thunder Mountain Gold, Inc.
(An Exploration Stage Company)
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the years ended December 31, 2010 and 2009, and for
the period of Exploration Stage 1991 through December 31, 2010
							Retained
				Accumulated			Earnings Accumulated
			Additional	Other		Retained	During Exploration
	Common Stock		Paid-in	Comprehensive	Treasury	Earnings	Stage (1991
	Shares	Amount	Capital	Income (Loss)	Stock	(Deficit)	Through Dec. 31, 2009)	Total
Balances at December 31, 2008	14,764,580	$ 14,765	$ 1,561,492	$ -	$ (24,200)	$ (212,793)	$ (737,436)	$ 601,828

Stock issued for private placement	375,000	375	74,625	-	-	-	-	75,000
Stock issued for warrants exercised	3,120,000	3,120	431,630	-	-	-	-	434,750
Stock issued for payment on note payable
to related party	30,000	30	4,470	-	-	-	-	4,500
Stock issued for services	5,000	5	1,495	-	-	-	-	1,500
Stock issued for services	5,000	5	995	-	-	-	-	1,000
Stock options exercised	283,889	284	15,266	-	-	-	-	15,550
Anti-dilution expense on options exercised	-	-	25,550	-	-	-	-	25,550
Net loss - 2009	-	-	-	-	-	-	(560,944)	(560,944)
Balances at December 31, 2009	18,583,469	18,584	2,115,523	-	(24,200)	(212,793)	(1,298,380)	598,734

Stock and warrants issued for private placement	6,130,271	6,130	995,737	-	-	-	-	1,001,867
Allocation to warrant liability (Note 5)	-	-	(995,737)	-	-	-	-	(995,737)
Stock and warrants issued for private placement	1,250,000	1,250	248,750	-	-	-	-	250,000
Allocation to warrant liability (Note 5)	-	-	(145,316)	-	-	-	-	(145,316)
Stock issued for services	500,000	500	110,500	-	-	-	-	111,000
Stock issued to directors	450,000	450	76,050	-	-	-	-	76,500
Stock issued for deferred compensation	78,000	78	20,922	-	-	-	-	21,000
Warrants issued for deferred compensation	-	-	(16,941)	-	-	-		(16,941)
Stock issued for warrants exercise	10,000	10	490	-	-	-	-	500
Beneficial conversion feature on
related party note payable	-	-	42,666	-	-	-	-	42,666

Net loss - 2010							(1,651,522)	(1,651,522)
Balances at December 31, 2010	$ 27,001,740	$ 27,002	$ 2,452,644		$ (24,200)	$ (212,793)	$ (2,949,902)	$ (707,249)

The accompanying notes are an integral part of these consolidated financial statements.

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

1.

Summary of Significant Accounting Policies and Business Operations

Business Operations

Thunder Mountain Gold, Inc. (“Thunder Mountain” or “the Company”) was originally incorporated under the laws of the State of Idaho on November 9, 1935, under the name of Montgomery Mines, Inc.   In April 1978, the Montgomery Mines Corporation was obtained by a group of the Thunder Mountain property holders and changed its name to Thunder Mountain Gold, Inc., with the primary goal to further develop their holdings in the Thunder Mountain Mining District, located in Valley County, Idaho. Thunder Mountain Gold, Inc. takes its name from the Thunder Mountain Mining District, where its principal lode mining claims were located. For several years, the Company’s activities were restricted to maintaining its property position and exploration activities. During 2005, the Company sold its holdings in the Thunder Mountain Mining District. During 2007, the Company acquired the South Mountain Mines property in southwest Idaho and initiated exploration activities on that property, which continue today.

Going Concern

The accompanying consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company is an exploration stage company and has incurred losses since its inception and does not have sufficient cash at December 31, 2010 to fund normal operations for the next 12 months. The Company has no recurring source of revenue and its ability to continue as a going concern is dependent on the Company’s ability to raise capital to fund its future exploration and working capital requirements. The Company’s plans for the long-term return to and continuation as a going concern include financing the Company’s future operations through sales of its common stock and/or debt and the eventual profitable exploitation of its mining properties. Additionally, the current capital markets and general economic conditions in the United States are significant obstacles to raising the required funds. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is currently investigating a number of alternatives for raising additional capital with potential investors, lessees and joint venture partners.

The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis was not appropriate for these financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

Deferred Financing Costs

Costs associated with financing are deferred and charged to expense over the life of the related financing agreements. Remaining costs and the future period over which they would be charged to expense are reassessed when amendments to the related financing agreements or prepayments occur.

Exploration Stage Enterprise

The Company’s financial statements are prepared using the accrual method of accounting and according to, “Accounting for Development Stage Enterprises,” as it devotes substantially all of its efforts to acquiring and exploring mining interests that will eventually provide sufficient net profits to sustain the Company’s existence. Until such interests are engaged in commercial production, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

1.

Summary of Significant Accounting Policies and Business Operations, continued

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiary, Thunder Mountain Resources, Inc. All significant intercompany accounts and transactions have been eliminated and any significant related party transactions have been disclosed.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions include the carrying value of exploration properties and mineral claims, environmental remediation liabilities, deferred tax assets and the fair value and accounting treatment of financial and derivative instruments. Management`s estimates and assumptions are based on historical experience and other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to conform prior year’s data to the current presentation. These reclassifications have no effect on the results of reported operations or stockholders’ equity.

Cash and Cash Equivalents

The Company considers cash in banks and highly liquid short term investments with original maturities when acquired of three months or less to be cash and cash equivalents. The Company’s cash was held in a Merrill Lynch money market fund on December 31, 2010, and is not covered by insurance of the Federal Deposit Insurance Corporation (“FDIC”).

Fair Value Measures

ASC 820 requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC prioritizes the inputs into three levels that may be used to measure fair value:

•

Level 1: Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

•

Level 2: Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•

Level 3: Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

1.

Summary of Significant Accounting Policies and Business Operations, continued

Fair Value Measures, continued

Our financial instruments consist principally of cash and  warrant liabilities. The table below sets forth our assets and liabilities measured at fair value on a recurring basis and the fair value calculation input hierarchy level that we have determined applies to each asset and liability category.

	Balance December 31, 2010	Balance December 31, 2009	Input Hierarchy level
Cash	$ 298,232	$ 266,207	Level 1
Warrants	$ (1,589,171)	-	Level 2

There were no transfer of assets or liabilities between fair value levels during the year ended December 31, 2010 or 2009. Level 2 financial instruments are valued using the Black-Scholes option pricing model which uses the current market price, exercise price, term, risk free interest rate and the historical volatility of the Company’s common stock to estimate the fair value of the warrants at the balance sheet date.

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed using straight line depreciation methods with useful lives of three to seven years. Major additions and improvements are capitalized. Costs of maintenance and repairs which do not improve or extend the life of the associated assets are expensed in the period in which they are incurred. When there is a disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in net income.

Mining Properties and Claims

Exploration costs are expensed in the period in which they occur. The Company capitalizes costs for acquiring and leasing mineral properties and expenses costs to maintain mineral rights as incurred. Should a property reach the production stage, these capitalized costs would be amortized using the units-of-production method on the basis of periodic estimates of ore reserves. Mineral properties are periodically assessed for impairment of value, and any subsequent losses are charged to operations at the time of impairment. If a property is abandoned or sold, its capitalized costs are charged to operations.

Reclamation and Remediation

The Company’s operations have been, and are subject to, standards for mine reclamation that have been established by various governmental agencies. The Company would record the fair value of an asset retirement obligation as a liability in the period in which the Company incurred a legal obligation for the retirement of tangible long-lived assets. A corresponding asset would also be recorded and depreciated over the life of the asset. After the initial measurement of the asset retirement obligation, the liability was adjusted at the end of each reporting period to reflect changes in the estimated future cash flows underlying the obligation.

Determination of any amounts recognized upon adoption is based upon numerous estimates and assumptions, including future retirement costs, future inflation rates and the credit-adjusted risk-free interest rates.

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

1.

Summary of Significant Accounting Policies and Business Operations, continued

For non-operating properties, the Company accrues costs associated with environmental remediation obligations when it is probable that such costs will be incurred and they are reasonably estimable. Such costs are based on management’s estimate of amounts expected to be incurred when the remediation work is performed.

Income Taxes

The Company recognizes deferred income tax liabilities or assets at the end of each period using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.  The Company has evaluated all tax positions for open years and has concluded that it has no material unrecognized tax benefits.

Share-Based Compensation

The Company requires all share-based payments to employees and directors, including grants of employee stock options, be measured at fair value and expensed in the statement of operations over the service period.

Net Loss Per Share

The Company is required to have dual presentation of basic earnings per share (“EPS”) and diluted EPS on the face of all income statements issued after December 15, 1997, for all entities with complex capital structures. Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities. The dilutive effect of convertible and exercisable securities would be:

	December 31,	December 31,
For years ended	2010	2009
Warrants	7,313,271	15,000
Total possible dilution	7,313,271	15,000

For the periods ended December 31, 2010 and 2009, the effect of the Company’s outstanding options and common stock equivalents would have been anti-dilutive. Accordingly, only basic EPS is presented.

Adopted Accounting Pronouncements

In January 2010, the ASC guidance for fair value measurements was updated to require additional disclosures related to movements of assets among Levels 1 and 2 of the three-tier fair value hierarchy. Also, a reconciliation of purchases, sales, issuance, and settlements of anything valued with a Level 3 method is required.  Disclosure regarding fair value measurements for each class of assets and liabilities will be required. The updated guidance was adopted by the Company in its quarter ended March 31, 2010, except for disclosures about the activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Adoption of this updated guidance did not have a material impact on the Company’s consolidated financial statements.

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

2.

Property, plant, equipment and mining claims

The following is a summary of equipment and accumulated depreciation as December 31, 2010 and 2009:

	Expected Useful Lives (years)	2010		2009
South Mountain Mines property	-	$ 357,497		$ 357,497
Plant and equipment	5	94,185		94,185
Office equipment and furniture	5	17,389		17,389
Mining claims	-	59,930		49,030
Total vehicles and equipment		529,001		111,574

Less accumulated depreciation		(88,465)		(76,038)
Property, equipment and vehicles, net		$ 440,536	-	$ 442,063

Depreciation expense for the years ended December 31, 2010 and 2009 was $12,427 and $22,315, respectively

3.

Share-Based Compensation

The Company does not have an approved stock option plan, but its Board of Directors has ratified a Stock Option Plan to be approved by a vote of the shareholders during 2011.

A summary of the status of outstanding and exercisable stock options as of the years ended December 31, 2010 and 2009 are as follows:

	Shares	Weighted- Average Exercise Price (per share)	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Options outstanding and exercisable at January 1, 2008	155,000	$ 0.10	4.3	$31,000
Forfeited or Exercised	(155,000)	$ 0.10	1.7	$18,000
Options outstanding and exercisable at December 31, 2009	-	-	-	-
Options outstanding and exercisable at December 31, 2010	-	-	-	-

The Company granted 2 million stock options in August 2010 to certain officers, directors and outside consultant’s contingent upon approval of the Stock Options Plan by shareholders. No share-based compensation was recognized related to the grants given that the stock options plan has not received shareholder approval. If the plan is approved by shareholders, the Company will recognize stock compensation expense equal to the fair market value of the options granted on the date the plan is approved.

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

3.

Share-Based Compensation, continued

There were no options granted during 2009 and there were no options outstanding at December 31, 2010. The options granted in prior periods contained an anti-dilution clause whereby, upon written request the holders of the options, an adjustment to the number of shares could be required to increase the number of shares issued in connection with the exercise of options. The holders requested such a dilution adjustment in 2009.  The Company issued 283,889 shares of its common stock for 155,000 options exercised. Accordingly, the Company recognized share-based compensation for an officer and nonemployee director of $8,000 and $17,550, respectively in 2009, in management and administration expense.  The expense recognized represented the fair value of stock calculated by comparing the fair value of the options pre and post modification to determine the incremental value resulting from the anti-dilution provision. The income tax effect of the anti-dilution compensation is immaterial. The Company received $15,550 in cash from the options exercised in 2009. There were no options outstanding at December 31, 2009.

4.

Income Taxes

At December 31, 2010 and 2009, the Company had deferred tax assets which were fully reserved by valuation allowances due to the likelihood of expiration of these deferred tax benefits prior to the Company generating future taxable income sufficient to utilize the deferred tax benefits to reduce tax expense from those future periods.  The deferred tax assets were calculated based on an expected future tax rate of 34%.  Following are the components of such assets and allowances at December 31, 2010 and 2009:

	2010	2009
Deferred tax assets arising from:
Charitable contribution	$ -	$2,682,000
Non-deductible share based compensation	81,000	34,000
Net operating loss carryforwards	990,000	475,000
	1,071,000	3,191,000
Less valuation allowance	(1,071,000)	(3,191,000)
Net deferred tax assets	$ -	$ -

The Company has approximately $3.1 million of federal and state net operating loss carryforwards that expire through 2029 and 2030.  The Company had approximately $7.9 million of charitable contribution carryforwards that expired in 2010 resulting in a decrease of $2.7 million in deferred tax assets and related valuation allowance.

The income tax benefit shown in the financial statements for the year ended December 31, 2010 and 2009, differs from the federal statutory rate as follows:

	2010		2009
	Amount	Rate	Amount	Rate
Benefit at federal statutory rate	$ 562,000	34%	$ 182,000	34%
Increase in valuation allowance	(562,000)	34%	(122,159)	34%
Total	$ -	-	$ 59,841	34%

The Company has analyzed its filing positions in all jurisdictions where it is required to file income tax returns and found no positions that would require a liability for unrecognized income tax benefits to be recognized.  The Company is subject to possible tax examinations for the years 2008 through 2010.  The Company will deduct interest and penalties as interest expense on the financial statements.

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

5.

Stockholders’ Equity

The Company’s common stock is at $0.001 par value with 200,000,000 shares authorized. The Company also has 5,000,000 authorized shares of preferred stock with a par value of $0.001. No preferred shares have been issued.

On September 24, 2010 (the “Closing Date”) the Company completed a private placement offering for the sale of 6,130,271 Units with proceeds of $1,001,867, which are net of $188,349 in deferred financing costs. The subscription agreements were denominated in Canadian dollars (Cdn$) at a prices of Cdn $0.20 per Unit. Each Unit was comprised of one share of the Company’s common stock (a “Common Share”) and one share purchase warrant (a “Warrant”).  Each Warrant entitles the holder to purchase one additional share of Company’s common stock for a three year period at staggered prices as follows: CDN$0.20 per share at any time until one year from the Closing Date; Cdn$0.25 per share from one year until two years from the Closing Date; and Cdn$0.30 per share from two years until three years from the Closing Date. If the Company’s common stock trades at a closing price greater than Cdn$0.50 per share for 20 consecutive trading days after six months from the Closing Date, the Company can accelerate the expiration of the

Warrants by giving notice to the holders and in such case the Warrants will expire on the 30th day after the Company provides notice to the holders of the Warrants. The Company concluded that the warrants issued in the private placement and to Haywood Securities Inc., a Canadian broker dealer, meet the definition of a derivative instrument as defined in ASC 815 Derivative and Hedging which requires that the derivative instrument be separated and accounted for separately from the common equity issued in the offering unit.

Based on the guidance of ASC 815, management concluded that the warrants should be classified as a liability and recorded at fair value. The Company determined the fair value of the 6,130,271 warrants issued in the offering using the Black-Scholes option pricing model. The Company determined the fair value of the warrants to be $1,434,702 along with the $6,130 par value of the common stock on the date the offering which exceeded the gross offering proceeds of $1,190,216 by $250,617.  The amount by which the par value of the common stock and fair value of the warrants exceeded the offering proceed issued in the placement represents an additional offering expense incurred in the placement and is recorded as a loss on issuance of common stock and warrants in the statement of operations. The Company recognized a $38,054 gain on the change in the fair value of warrants as of December 31, 2010, the difference between the fair value on the placement date and year end.

The Company recorded a long term asset for the deferred financing costs related to the offering of $188,349. The deferred financing costs include listing and legal fees along with a finder’s fee paid to Haywood Securities Inc. and Bolder Investment Partners, Ltd, both Canadian broker dealers, equal to 10% of the funds received as part of the second and third tranches. The deferred financing costs are being amortized to the statement of operations over the life of the warrants using the straight-line method, which approximates the effective interest rate method. For the year ended December 31, 2010 the Company recognized $15,696 in amortization of deferred financings costs.

In conjunction with the private placement, the Board approved the issuance of 78,000 units under the placement in full satisfaction of $21,000 in deferred compensation owed to the Company’s Vice President and Chief Financial Officer, Eric T. Jones. Using the Black-Scholes option pricing model the Company recorded a liability related to the 78,000 warrants of $16,941. The Company recognized a $448 gain on the change in the fair value of the warrants as of December 31, 2010, the difference between the fair value on the placement date and year end.

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

5.

Stockholders’ Equity, continued

On July 30, 2010 we entered in to an agreement with Cameron & Associates to provide investor relation services to the Company. As part of the consideration for the agreement the Company issued Cameron 200,000 shares of stock on August 11, 2010, that were valued at $0.25 per share, the market price on the date of issuance. We recognized $50,000 in management & administrative cost related to the stock issuance. In addition to the shares issued to Cameron the Company will pay a monthly fee of $5,000 to Cameron for services provided under the proposal plus all expenses incurred by Cameron.

On May 10, 2010, the Company issued 1.25 million Units at $0.20 per Unit in a private placement for net proceeds of $250,000. Each Unit consisted of one share of common stock and one Series A common stock purchase warrant. Each Series A warrant is exercisable at $0.20 for one-half Series B common stock purchase warrant. Each whole Series B warrant would be exercisable into one share of common stock at an exercise price of $0.75 per share. The warrants are callable by the Company in the event that the Company’s stock trades above $0.25 in the case of the Series A warrants, and above $0.94 for the Series B warrants. The Company has accounted for the warrants as a derivative liability based the full ratchet and anti dilution provisions contained in the Series B warrants. The Company has allocated $145,316 of the proceeds from the private placement as a long term warrant liability and has recognized $30,715 loss on the warrants at December 31, 2010, as a result of an increase in fair value between the placement date and the end of the quarter.

As consideration for a sponsorship agreement, Haywood Securities, Inc. was issued 200,000 shares of stock on January 6, 2010, that were valued at $0.22 per share, the market price on the issue date for a total cost of $44,000. This amount was expensed in management and administrative costs for Haywood Securities’ sponsorship of the Company on the TSX-V Exchange.

As authorized by Board Resolution on March 30, 2010, a total of 450,000 shares of common stock were issued to the Company’s executive officers and directors. The issuance was for Board service in 2008 and 2009. The stock was valued based on the fair market value of the Company’s common stock on the day of the awards and expense of $76,500 was recognized for the year ended December 31, 2010. The Company also issued 100,000 shares of common stock to outside consultants for services rendered and recorded $17,000 in expense for the grant.

On August 10, 2009 the Board unanimously approved a resolution authorizing the re-pricing of warrants, originally exercisable at $0.30 or $0.40 per share, to an exercise price of $0.15 per share, with such re-pricing valid until November 23, 2009.  As a result of completion of the offering, a total of 3,020,000 warrants were exercised at $0.15 for a like number of shares of common stock. Commissions of $23,250 were paid to a placement agent, resulting in net cash proceeds of $429,750 to the Company. Additionally, 100,000 shares were issued for warrants with an exercise price of $0.05 per share, for net cash proceeds of

$5,000.  The net cash proceeds from the exercise of warrants were $434,750.  Finally, 30,000 shares were issued to an officer of the Company for warrants exercised at $0.15 in exchange for a reduction of $4,500 in a loan that the officer had previously extended to the Company. There were no registration rights granted in connection with any of these shares, and no other commissions were paid. Holders of 100,000 warrants priced returned their warrants to the Company unexercised.

On August 7, 2009, the Company closed a private offering of securities solely to accredited investors. The offering consisted of 380,000 Units priced at $0.20 each; each Unit consisting of a share of common stock, $0.001 par value, and a warrant to purchase common stock for $0.30 per share. As a result of completion of the offering, a total of 380,000 shares of common stock, $0.001 par value, and warrants to acquire 380,000 shares of common stock were issued. Included in the 380,000 units issued, were 5,000 units issued for

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

5.

Stockholders’ Equity, continued

services valued at $1,000. There were no registration rights granted in connection with the offering. No Placement Agent was used, and no commissions were paid.

For the years ended December 31, 2010 and 2009, the fair value of warrants was estimated at the date of grant using the Black-Scholes option pricing model, which requires the use of highly subjective assumptions, including the expected volatility of the stock price, which may be difficult to estimate for small reporting companies traded on micro-cap stock exchanges. The fair value of each warrant grant was estimated on the grant date using the following weighted average assumptions:

	2010	2009

Risk-free interest rate	0.29% to 1.02%	--
Expected dividend yield	--	--
Expected term	1 to 3 years	--
Expected volatility	209.1% to 279.5%	--

The risk-free interest rates are based on the U.S. Treasury yield curve for maturities with similar terms at the time of the grant. The expected term of warrants granted is from the date of the grant. The expected volatility is based on historical volatility.

The following is a summary of warrants as of December 31, 2010 and 2009.

	Share Equivalent Warrants	Exercise Price	Expiration Date
Warrants:
Outstanding and exercisable at December 31, 2008	2,885,000
Warrants issued	380,000	0.30
Warrants exercised	(3,150,000)	0.15
Warrants forfeited	(100,000)	0.40
Outstanding and exercisable at December 31, 2009	15,000	$ 0.05	August 20, 2011
Warrants exercised	(10,000)	$ 0.05	August 20, 2011
Warrants issued May 10, 2010	625,000	0.20	Three years from exercise of Series A Warrant (1)
Warrants issued September 24, 2010	6,683,271	0.19	September 30, 2013
Total warrants outstanding at December 31, 2010	7,313,271	$ 0.19

(1) The Company has 1,250,000 Series A Warrants outstanding as of December 31, 2010. Each Series A Warrant is exercisable at $0.20 for one half of a Series B Warrant, which is exercisable into one share of common stock..

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

6.

Commitments and Contingency

The Company’s management believes that the Company is currently in substantial compliance with environmental regulatory requirements. Remediation requirements for the Company are limited to minor activities related to drill pad reclamation and the like, and that no material environmental remediation costs exist as of December 31, 2010. Such costs are accrued at the time the expenditure becomes probable and the costs can reasonably be estimated. The Company recognizes, however, that in some cases future environmental expenditures cannot be reliably determined due to the uncertainty of specific remediation methods, conflicts between regulating agencies relating to remediation methods and environmental law interpretations, and changes in environmental laws and regulations. Any changes to the Company’s remediation plans as a result of these factors could have an adverse affect on the Company’s operations. The range of possible losses in excess of the amounts accrued cannot be reasonably estimated at this time. Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain.  As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex.  Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates.  Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition.

7.

Related Party Transactions

Of the 6,130,271 Units issued in connection with the private placement that closed on September 24, 2010, 104,000 shares were issued to related parties.

In addition 78,000 units were issued to Eric T. Jones in full satisfaction of $21,000 in deferred compensation owed to Mr. Jones by the Company, see note 5 “Shareholder’s Equity” for further discussion on the offering.

On March 31, 2010 the Board unanimously approved a resolution authorizing a bridge loan from E. James Collord, the Company’s CEO and a director, and his wife Leta Mae Collord, Mr. Collord’s wife, in the amount of $50,000 at an interest rate of 1% per month with the first payment due in thirty days. On May 12, 2010 the Board unanimously approved to increase the loan amount to $65,000. On August 13, 2010, the Collord’s advanced the Company an additional $25,000 under the bridge loan. The purpose of the bridge loan was to provide the Company operational capital to meet its day-to-day operational needs. These funds were repaid during the year with proceeds received from the September 2010 private placement.

The Collord’s had the option that any portion or the amount loaned could be converted to shares of Company common stock at the lower of the market price on the date of conversion, or $0.15 per share. The price for the Company’s common stock exceeded the $0.15 conversion price stated in the loan on the days funds were advanced under the loan. Management determined that the favorable exercise price represents a beneficial conversion feature. Using the intrinsic value method at the loan dates, a total discount of $42,666 was recognized on the loan. The discount was amortized over the loan term using the straight-line method, which approximated the effective interest method. The Company recorded $42,666 in interest expense related to the amortization of the discount for the year ended December 31, 2010. The outstanding loan balance and accrued interest there on was zero at year end.

On March 30, 2010 the Board of Directors granted 450,000 shares of common stock to certain Executive Officers, Directors and outside consultants for services rendered in 2008 and 2009, see note 5 “Stockholder’s Equity” for further discussion of the awards.

Thunder Mountain Gold, Inc.

(An Exploration Stage Company)

Notes to Consolidated Financial Statements

7.

Related Party Transactions, continued

On June 26, 2009 the Board unanimously approved a resolution authorizing a bridge loan from E. James Collord, the Company’s CEO and a director, and his wife Leta Mae Collord in the amount of $40,000 for operational capital to meet the Company’s day to day operational needs.  The entire balance of the loan including interest at 12% is due in full no later than February 28, 2010.  As of December 31, 2009 the Company had borrowed $40,000 against the bridge loan and repaid $3,200 in cash and $4,500 in stock, resulting in a balance owing of $32,300 with interest payments paid through December 2009.

On August 10, 2009 the Board unanimously approved a resolution authorizing a second bridge loan from E. James Collord, the Company’s CEO and a director, and his wife Leta Mae Collord in the amount of $50,000 for operational capital to meet the Company’s day to day operational needs.  The entire balance of the loan including interest at 12% was due upon receipt of the IRS refund.  As of December 31, 2009 the loan, together with all interest, had been paid in full.

On June 1, 2009 the Board unanimously approved a resolution authorizing a voluntary temporary reduction in salary for Eric Jones, the Company’s CFO and a director, from $75,000 to $12,000 per year in order to facilitate this season’s exploration goals and growth of the Company.  As of December 31, 2009 the Company had recorded $21,000 in deferred salaries in relation to the temporary reduction in salary for Eric Jones.

Of the 380,000 shares of stock issued in connection with the August 7, 2009 placement, 310,000 shares were issued to related parties.

On October 9, 2009 Jim Collord converted 30,000 warrants purchased in the private placement which closed August 7, 2009 to 30,000 shares of common stock at the re-priced rate of $0.15 per share for a total cost of $4,500 which was used to reduce the amount of his and Leta Mae’s $50,000 bridge loan.

On October 27, 2009 Jerritt Collord, the son of the Company’s President Jim Collord, performed consulting services  for data compilation and manipulation for the South Mountain Breccia Target for fees of $1,000.

PROSPECTUS

THUNDER MOUNTAIN GOLD, INC.

7,676,271 Shares of Common Stock

*******, 2011

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution (except brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders). With the exception of the filing fees for the U.S. Securities Exchange Commission, all amounts are estimates.

U.S. Securities Exchange Commission registration fee	$ 290.09
FINRA filing fee	0
Legal fees and expenses	*
Accounting fees and expenses	5,500
Transfer Agent	0
Printing and Engraving Stock Certificates	0
Miscellaneous Edgar Filing Fees	2,000

Total	$ *

 *to be provided via amendment

Item 14.  Indemnification of Directors and Officers

The Company’s By-Laws address indemnification of Directors and Officers. Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their Articles of Incorporation or Bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The Company’s Articles of Incorporation provide that a director or officer is not personally liable to the Company or its shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statutes, §78.300. In addition, Nevada Revised Statutes §78.751 and Article VII of the Company’s Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities.

The Placement Agreement, the form of which is filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of the Registrant and its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities

Recent Sales of Unregistered Securities

The following information is given with regard to unregistered securities sold during the preceding three years, to December 31, 2010, including the dates and amounts of securities sold, the persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received.

2007

On February 16, 2007 the Board initiated a private offering of 2.5 million shares the Company’s common stock, par value $0.05, at a price of $0.05 per share.  The offer was limited to Directors, Management and key consultants for the Company.  The price per share for the offering was established after receiving a fairness opinion from a third-party securities broker, Public Securities, Inc. of Spokane, Washington A stock purchased under the private offering will be subject to certain restrictions, specifically the purchasers will be restricted from selling or otherwise transferring the stock for a period of three years, unless and only in the case of a merger, consolidation of the Company, or sale or disposition of all assets of the Company. An 8-K was filed with the SEC regarding the private offering on February 21, 2007. The private offering was completed by March 16, 2007.  A total of $125,000 was raised from the private offering with no associated fees.

2008

On April 15, 2008, a grant of 60,000 shares of common stock and $10,000 cash were issued to Jim Collord for the Company’s purchase of Jim Collord’s personal vehicle. This vehicle provided an additional support vehicle for exploration activities necessary for company business. The grant was approved by Resolution of the Board of Directors, excluding Jim Collord.

On May 1, 2008, Thunder Mountain Gold, Inc. initiated a private offering of securities solely to accredited investors. The offering completed consisted of 2,775,000 Units priced at $0.20 each. Each Unit consisted of a share of common stock, $0.001 par value, and a warrant to purchase common stock for $0.40 per share. The offering was oversold by 11% of the planned offering of 2,500,000 Units. As a result of completion of the offering, a total of 2,775,000 shares of common stock, $0.001 par value, and warrants to acquire 2,775,000 shares of common stock were issued to the purchasers. There were no registration rights granted in connection with the offering. Pennaluna and Company, of Coeur d’Alene, Idaho acted as the placement agent for approximately 60% of the funds raised in the Private Placement and was paid a commission of $33,000. The total amount raised before expenses was $555,000. The offering terminated on July 18, 2008.

2009

On August 7, 2009, we closed a private offering of securities solely to accredited investors. The offering consisted of 380,000 Units priced at $0.20 each; each Unit consisting of a share of common stock, $0.001 par value, and a warrant to purchase common stock for $0.30 per share. As a result of completion of the offering, a total of 380,000 shares of common stock, $0.001 par value, and warrants to acquire 380,000 shares of common stock were issued.  Included in the 380,000 units issued, were 5,000 units issued for services valued at $1,000.  There were no registration rights granted in connection with the offering. No Placement Agent was used, and no commissions were paid.

On August 10, 2009 the Board unanimously approved a resolution authorizing the re-pricing of warrants, including those issued in the August 7, 2009 private placement. The Warrants that were originally exercisable at $0.30 or $0.40 per share were reduced to an exercise price of $0.15 per share, with such re-pricing valid until November 23, 2009.  As a result of completion of the offering, a total of 3,020,000 warrants were exercised for 3,020,000 shares of common stock, $0.001 par value. Commissions of $23,250 were paid to a placement agent, resulting in net cash proceeds of $429,750 to the Company. Additionally, 100,000 shares were issued for warrants with an exercise price of $0.05 per share, for net cash proceeds of $5,000.  The net cash proceeds from the exercise of warrants were $434,750. An officer of the Company was issued 30,000 shares of common stock for warrants exercised at $0.15 per share in exchange for a loan reduction of $4,500. There were no registration rights granted in connection with any of these shares. No other commissions were paid, and a total of $450 in exemption fees were paid to the states of Idaho, California and Washington.

2010

Effective April 8, 2010, we issued to R. Scott Barter as Trustee of the R. Scott Barter 2005 Defined Contribution Plan --- an option to purchase up to 250,000 common stock at an exercise price equal to the lesser of (x) $.0.20 per option share, or (y) the price per share paid by investors for shares of the Companies common stock in the first equity raise by the Company after the Option Grant Date, pursuant to an advisory letter of agreement. These options vest immediately. The option will expire if not exercised by April 8, 2015. The R. Scott Barter 2005 Defined Contribution Plan, exercised the Option and received 123,750 shares of our Common Stock No cash of any kind was paid upon exercise of the Option Agreement. The issuance and subsequent exercise of the Option Agreement were pursuant to the “cashless exercise” provisions of the Option Agreement, and there was no other consideration for any “cashless exercise”. The Options were issued as directed by R. Scott Barter d/b/a Streetsmart Communications in consideration for consulting services to us pursuant to a Consulting Agreement, dated April 8, 2010, as amended by that certain First Extension of Consulting Agreement, dated July 16, 2010;

Summer 2010 Offering

On July 13, 2010, we initiated a private placement offering of securities to purchase, 6,000,000 Units at a price of CDN$0.20 per Unit for aggregate proceeds of CDN$1,200,000 (the “Summer 2010 Offering”). The Summer 2010 Offering was conducted in Canada and in the United States. We received subscriptions for 6,130,271 Units, for gross proceeds of  $1,190,216 on September 24, 2010 (the “Closing Date”).

The Summer 2010 Offering was considered a non-brokered transaction since we did not retain an agent to offer and sell the Units. We paid Finder’s fees to Haywood and Bolder on gross proceeds of CDN$950,000, of: (i) a cash commission of 10 percent (10%) of amounts raised and, (ii) share purchase warrants equal to 10% of the underlying Units sold in the Offering.

Each Unit was comprised of one share of our common stock and one share purchase warrant (a “Warrant”).  Each Warrant entitles the holder to purchase one additional share of our common stock for a three year period at staggered prices as follows: CDN$0.20 per share at any time until one year from the Closing Date; CDN$0.25 per share from one year until two years from the Closing Date; and CDN$0.30 per share from two years until three years from the Closing Date.  If our common stock trades at a closing price greater than CDN$0.50 per share for 20 consecutive trading days after six months from the Closing Date, we can accelerate the expiration of the Warrants by giving notice to the holders and in such case the Warrants will expire on the 30th day after we provide notice to the holders of the Warrants. The Units and the Warrants sold in the offering will not be listed for trading on any market. We agreed to file a registration statement with the Securities and Exchange Commission within 45 days of the Closing Date to register only the common stock for resale by the investors in the Summer 2010 Offering, and use our best efforts to obtain effectiveness within four months from the Closing Date.

The private placement transactions were completed in reliance on Rule 506 of Regulation D of the Securities Act, with respect to investors in the United States, and in reliance on Rule 903 of Regulation S of the Securities Act, with respect to those investors who were not "U.S. Persons", within the meaning of Regulation S, and who were otherwise outside of the United States. Sales to United States investors pursuant to Rule 506 of Regulation D were limited to investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D.

Spring 2010 Offering

On April 30, 2010, we initiated a private offering to purchase, in the aggregate, 1,250,000 Units (the “Spring 2010 Offering”). Each Unit was priced at $0.20 per Unit, composed of one share of common stock and 1 Series A Warrant. There was a minimum offering of 500,000 Units and a maximum offering of 2,500,000 Units. Each Unit consisted of 1 share of common stock and one Series A Warrant. The Series A Warrants are exercisable at $0.20, and upon exercise entitles the holder to one-half of a Series B Warrant. The Series A Warrants terminate upon the 18th month anniversary of the effectiveness of a Registration Statement filed under the Securities Act of 1933, for the Series A Warrants. For every whole Series B Warrant, upon exercise at $0.75 per share, a Series B Warrant Holder is entitled to one share of common stock. The Series B Warrants terminate upon the18th month anniversary of the exercise of the Series A Warrants. Series B Warrants Holders would receive certain modified “ratchet” protection against dilution. The Series B Warrants are not deemed issued unless and until the Series A Warrants are exercised. Series A Warrants and Series B Warrants (once issued) are subject to call, upon notice, in certain circumstances. Certain “piggyback” registration rights were offered in conjunction with the offering. The minimum individual subscription was $100,000.  Participation was limited to accredited investors. There was no placement agent fee paid in the offering, and no accountable or unaccountable expense allowance.  There was one investor in the Spring 2010 Offering.

The closing date for the financing was May 11, 2010, and we received $250,000 in total proceeds.

The offering was believed exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(6) the Securities Act of 1933, as amended.  The securities offered, sold, and issued in connection with the Spring 2010 Offering was not registered under the Securities Act of 1933, as amended, or any state securities laws and cannot be offered or sold  absent registration with the Securities and Exchange Commission or an applicable exemption from  registration requirements.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibits

The following exhibits are included as part of this Form S-1.

EXHIBITS

Exhibit Number	Description of Exhibits
1.1	Haywood Securities, Inc. Placement Agent Agreement
1.2	Sponsorship Agreement- Haywood Securities, Inc.
3.1*	Articles of Incorporation of Montgomery Mines Inc, October 30, 1935
3.2*	Articles of Amendment, Montgomery Mines Inc., April 12, 1948
3.3*	Articles of Amendment, Montgomery Mines Inc., February 6, 1970
3.4*	Articles of Amendment, Montgomery Mines Inc., April 10, 1978
3.5*	Articles of Amendment, Thunder Mountain Gold, August 26, 1985
3.6*	Articles of Amendment, Thunder Mountain Gold, October 17, 1985
3.7*	Articles of Incorporation, Thunder Mountain Gold Inc. (Nevada), December 11, 2007
3.8*	Articles of Amendment, Thunder Mountain Gold, Inc., filed with Form 8-K on July 19, 2010, as Exhibit 3.1, and incorporated herein by reference.
3.9*	Bylaws, Montgomery Mines Inc.
3.10*	Bylaws, Thunder Mountain Gold Inc. (Nevada)
4.1**	Specimen Share Certificate (Common Stock)
4.2**	Specimen Common Stock Purchase Warrant
4.3**	Specimen Series A Warrant
4.4**	Specimen Series B Warrant
4.5**	Form of Subscription Agreement for August, 2010 Private Placement
4.6**	Form of Subscriber Amendment of August 2010 Private Placement terms
4.7**	Form of Placement Agent Warrant
4.8**	Form of Subscription Agreement for April, 2010 Private Placement
4.9**

Value Security Escrow Agreement among Thunder Mountain Gold, Inc., Computershare Investor Services Inc., James Collord, Eric Jones, Glen Parsley, Robin McRae, Douglas Glaspey, Edward Fields, and Robert Chapman., dated June 22, 2010.

4.10**	Warrant Agent Agreement among Computershare, Inc., Computershare Trust Company, N.A., and Thunder Mountain Gold, Inc., dated May 25, 2010
4.11**	Warrant Agent Agreement between Streetsmart Communications, Inc. and Thunder Mountain Gold, Inc., dated April 8, 2010
5.1**	Legal opinion and consent of Charles A. Cleveland, P.S.
10.1*	Agreement and Plan of Merger, Thunder Mountain Gold (Nevada)
10.2**

Consulting Agreement, dated April 8, 2010, as amended by that certain First Extension of Consulting Agreement, dated July 16, 2010;, by and between R. Scott Barter d/b/a Streetsmart Communications and Thunder Mountain Gold, Inc.

10.3	Form of Stock Option Plan filed with Form 8-K on July 19, 2010, as Exhibit 10.1, and incorporated herein by reference.
10.4

Minerals Lease and Agreement between and among Newmont Mining USA Limited,, a Delaware Corporation, Newmont Mining Corporation, a Delaware Corporation, Thunder Mountain Gold, Inc., a Nevada Corporation, and  Thunder Mountain Resources, Inc., a Nevada Corporation, effective March 22, 2011 filed with Form 8-K on March 24, 2011, as Exhibit  99.1, and incorporated herein by reference.

14	Code of Ethics filed with Form 8-K on July 19, 2010, as Exhibit 14, and incorporated herein by reference.
22.1**	Subsidiaries of the Registrant
23.1**	Consent of Charles A. Cleveland, P.S.
23.2**	Consent of DeCoria, Maichel, and Teague, P.S.
24.1	Power of Attorney (included on page 80 of the Registration Statement)
99.1	Consent of Gregory P. Wittman, P.G. filed with Form 8-K on July 19, 2010, as Exhibit 99.2, and incorporated herein by reference.

*

Previously filed as an exhibit to Form 10-KSB, filed on April 16, 2008, SEC File No. 001-08429.

**

Filed herewith.

Undertakings

The Registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)

that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d)	to file a post-effective amendment to include any financial statements required by Form 10-K at the start of any delayed offering or throughout a continuous offering.

(e)

that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)

that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(g)

that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	any other communication that is an offer in the offering made by the Registrant to the purchaser.

(h)

to provide to the Placement Agent at the closing specified in the placement agent agreements, certificates in such denominations and registered in such names as required by the Placement Agent to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boise, State of  Idaho, on April 16, 2011

THUNDER MOUNTAIN GOLD, INC.

 /s/ E. James Collord

By  __________________________________

E.  James Collord

President, Director and Chief Executive Officer

Date:  April  22, 2011

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

	Title	Date

/s/ E. James Collord	Chief Executive Officer and Director	April 25, 2011
E. James Collord	(Principal Executive Officer)

/s/ Eric T. Jones	Chief Financial Officer (Principal Accounting and	April 25, 2011
Eric T. Jones	Financial Officer) and Director

/s/ Pete Parsley	Director	April 25, 2011
Pete Parsley

/s/ Robin S. McRae	Director
Dr. Robin S. McRae		April 25, 2011

/s/ Edward D. Fields	Director
Edward D. Fields
April 25, 2011
/s/ Douglas J. Glaspey	Director
Douglas J. Glaspey		April 25, 2011

/s/ R. Llee Chapman	Director
R. Llee Chapman		April 25, 2011

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitute and appoint E. James Collord and Eric T. Jones, as the undersigned's true and lawful attorneys−in−fact and agents, each with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign a registration statement on Form S−1 with respect to Thunder Mountain Gold, Inc, a Nevada corporation (the "Registrant"), and to further sign any and all amendments thereto (including post−effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this registration statement) and, to file the same with exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys−in−fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys−in−fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

	Title	Date

/s/ E. James Collord	Chief Executive Officer and Director	April 25, 2011
E. James Collord	(Principal Executive Officer)

/s/ Eric T. Jones	Chief Financial Officer (Principal Accounting and	April 25, 2011
Eric T. Jones	Financial Officer) and Director

/s/ Pete Parsley	Director	April 25, 2011
Pete Parsley

/s/ Robin S. McRae	Director	April 25, 2011
Dr. Robin S. McRae

/s/ Edward D. Fields	Director	April 22 2011
Edward D. Fields

/s/ Douglas J. Glaspey	Director	April 25, 2011
Douglas J. Glaspey

/s/ R. Llee Chapman	Director	April 25, 2011
R. Llee Chapman